UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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American Woodmark Corporation
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561 Shady Elm Road
Winchester, Virginia 22602

Notice of Annual Meeting of Shareholders

TO THE SHAREHOLDERS OF
AMERICAN WOODMARK CORPORATION:

The Annual Meeting of Shareholders (“Annual Meeting”) of American Woodmark Corporation (the “Company”) will be held at American Woodmark Corporation, 561 Shady Elm Road, Winchester, Virginia, on Thursday, August 20, 2020, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect as directors the seven nominees listed in the attached proxy statement to serve a one-year term on the Company’s Board of Directors;
2.	To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending April 30, 2021;
3.	To consider and vote upon the extension of the Company's 2015 Non-Employee Directors Restricted Stock Unit Plan;
4.	To approve on an advisory basis the Company’s executive compensation; and
5.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only shareholders of record of shares of the Company’s common stock at the close of business on June 19, 2020 will be entitled to vote at the Annual Meeting or any adjournments thereof.

We intend to hold the Annual Meeting in person. However, we are actively monitoring COVID-19 as part of our effort to maintain a healthy and safe environment at the Annual Meeting. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If we take this step, details on how to participate will be issued by press release, posted on our website, and filed with the Security and Exchange Commission as additional proxy material. In any event, we strongly encourage you to vote by proxy as described in the Proxy Statement so that your vote can be counted. We also encourage you to review guidance from public health authorities if you plan to attend the Annual Meeting in person.

Whether or not you plan to attend the Annual Meeting, please mark, sign and date the enclosed proxy and promptly return it in the enclosed envelope. If for any reason you desire to revoke your proxy, you may do so at any time before it is voted.

All shareholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors
M. Scott Culbreth
Secretary
July 7, 2020

AMERICAN WOODMARK CORPORATION
561 Shady Elm Road
Winchester, Virginia 22602

Proxy Statement

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting. This Proxy Statement will be mailed to shareholders of American Woodmark Corporation (the “Company”) on or about July 7, 2020.

Annual Stockholders meeting

Date	August 20, 2020

Time	9:00 a.m. Eastern Daylight Time

Place	American Woodmark Corporation Corporate Office
561 Shady Elm Road
Winchester, Virginia 22602

Record date	June 19, 2020

Voting	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Meeting Agenda

•	Election of seven directors

•	Ratification of KPMG LLP as our independent registered public accounting firm for fiscal year ended April 30, 2021 ("fiscal year 2021")

•	Approval of an extension of the Company's 2015 Non-Employee Directors Restricted Stock Unit Plan

•	Advisory approval of executive compensation

•	Transact other business that may properly come before the meeting

Voting Matter and Vote Recommendation

Item		Board recommendation	Reasons for recommendations	More information

1.	Election of seven directors	FOR
The Board and Corporate Governance Committee believe that the seven director nominees possess the skills and experience to effectively monitor performance, provide oversight, and advise management on the Company's long-term strategy.
Page 4

2.	Ratification of KPMG LLP as our independent registered public accounting firm for fiscal year 2021	FOR	Based on the Audit Committee's assessment of KPMG's qualifications and performance, it believes that their retention for fiscal year 2021 is in the best interests of the Company.	Page 40

3.	Approval of extension of the Company's 2015 Non-Employee Directors Restricted Stock Unit Plan	FOR	The Board believes it is important to attract and retain experienced and qualified non-employee directors to serve on our Board.	Page 40

4.	Advisory approval of executive compensation	FOR	The Company's executive compensation programs demonstrate the Company's pay for performance philosophy.	Page 43

Company Management Profile
The following table provides summary information about each current director.

					Committee memberships
Name	Age	Director since calendar year	Independent	Other public boards	AC	CC	GC	Attended at least 75% of Board and committee meetings	Up for re-election at current Annual Meeting
Martha M. Hayes	69	1995	Yes	0		M	M	Yes	Yes
James G. Davis, Jr.	61	2002	Yes	0		M	M	Yes	Yes
Daniel T. Hendrix	65	2005	Yes	1	M, F			Yes	Yes
Carol B. Moerdyk	70	2005	Yes	1	M, F		C	Yes	Yes
Andrew B. Cogan	57	2009	Yes	1	C, F			Yes	Yes
Vance W. Tang	53	2009	Yes	1		C	M	Yes	Yes
S. Cary Dunston	55	2014	No	0				Yes	Yes
AC - Audit Committee                    C - Chair
CC - Compensation Committee                M - Member
GC - Governance Committee                F - Financial Expert

Voting Rights, Procedures and Solicitation

Proxy Solicitation

This Proxy Statement, mailed to shareholders of American Woodmark Corporation (the “Company”) on or about July 7, 2020, is furnished in connection with the solicitation of proxies by the Company’s Board of Directors in the accompanying form for use at the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at American Woodmark Corporation, 561 Shady Elm Road, Winchester, Virginia, on Thursday, August 20, 2020, at 9:00 a.m., Eastern Daylight Time, and at any adjournments thereof. A copy of the annual report of the Company for the fiscal year ended April 30, 2020 is being mailed to you with this Proxy Statement.

We intend to hold the Annual Meeting in person. However, we are actively monitoring COVID-19 as part of our effort to maintain a healthy and safe environment at the Annual Meeting. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If we take this step, details on how to participate will be issued by press release, posted on our website, and filed with the Security and Exchange Commission as additional proxy material. In any event, we strongly encourage you to vote by proxy as described in the Proxy Statement so that your vote can be counted. We also encourage you to review guidance from public health authorities if you plan to attend the Annual Meeting in person.

In addition to the solicitation of proxies by mail, the Company’s officers and other employees, without additional compensation, may solicit proxies by telephone and personal interview. The Company will bear the cost of all solicitation efforts. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Company’s common stock held as of the record date by those parties and will reimburse those parties for their expenses in forwarding soliciting material.

Record Date and Voting Rights

On June 19, 2020, the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting, there were 16,942,569 shares of common stock of the Company outstanding and entitled to vote. Each such share of common stock entitles the owner to one vote on each matter presented.

Revocability and Voting of Proxy

A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Any shareholder who provides a proxy may revoke such proxy at any time before it is voted. Proxies may be revoked by:

•	filing with the Secretary of the Company written notice of revocation which bears a later date than the date of the proxy;
•	duly executing and filing with the Secretary of the Company a later dated proxy relating to the same shares; or
•	attending the Annual Meeting and voting in person.

Votes will be tabulated by one or more inspectors of election. A proxy, if properly executed and not revoked, will be voted as specified by the shareholder. If the shareholder does not specify his or her choice but returns a properly executed proxy card, the shares will be voted as follows:

•	“FOR” the election of the seven nominees for director named herein;
•	“FOR” the ratification of KPMG LLP as the independent registered public accounting firm of the Company for fiscal year 2021;
•	“FOR” the approval of an extension of the Company's 2015 Non-Employee Directors Restricted Stock Unit Plan;

•	“FOR” the approval on an advisory basis of the compensation of the Company’s named executive officers ("NEOs") as disclosed in this Proxy Statement; and
•	In the proxies’ discretion on any other matters properly coming before the Annual Meeting or any adjournment thereof.

A majority of the total outstanding shares of common stock of the Company entitled to vote on matters to be considered at the Annual Meeting, represented in person or by proxy, constitutes a quorum. Once a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes for the remainder of the meeting. Abstentions and shares held of record by a broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. However, Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present at the meeting.

The Company’s bylaws require that, in uncontested elections, each director receive a majority of the votes cast with respect to that director (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Actions on all other matters to come before the meeting will be approved if the votes cast “for” that action exceed the votes cast “against” it. Abstentions and Broker Shares that are not voted on a particular matter are not considered votes cast and, therefore, will have no effect on the outcome of the election of directors or any other matter.

Participants in the American Woodmark Corporation Retirement Savings Plan will receive a proxy packet from the Company’s transfer agent and registrar, Computershare Shareholder Services, enabling them to provide instructions for voting the shares of the Company’s common stock held in their plan accounts. The Newport Group, the plan’s administrator, will determine the number of shares beneficially owned by each participant and communicate that information to the transfer agent. Each participant’s voting instructions must be properly executed and returned in the envelope provided in order for the participant’s shares to be voted. If a participant does not return voting instructions, then the shares held in the participant’s account will be voted by the Trustee in the same manner as shares voted by other plan participants.

ITEM 1 – ELECTION OF DIRECTORS

The Board is currently comprised of seven members, each of whom have been recommended by the Governance Committee to the Board and nominated by the Board for election at the Annual Meeting to continue to serve on the Board. Unless otherwise specified, if returned and properly executed, the enclosed proxy will be voted for the seven persons named below to serve until the next Annual Meeting and until their successors are elected and duly qualified. Each of the nominees listed below was elected by shareholders at the last annual meeting for a term expiring at the Annual Meeting.

The Governance Committee is responsible for identifying and recommending to the Board nominees for election to the Board. In identifying potential nominees, the Governance Committee considers candidates recommended by shareholders, current members of the Board or management, as well as any other qualified candidates that may come to the Governance Committee’s attention. From time to time, the Governance Committee may engage an independent firm to assist in identifying potential director nominees. The Governance Committee evaluates all potential director nominees in the same manner regardless of the source of the recommendation. Any shareholder wishing to recommend a candidate for consideration by the Governance Committee should send a written statement addressed to the Company’s Secretary at the Company’s principal executive offices identifying the candidate and providing relevant qualifications and biographical information.

The Board believes that the Company’s directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company's shareholders. When searching for new directors, the Governance Committee considers a candidate’s managerial experience, as well as business judgment, background, integrity, ethics and conflicts of interest. The Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Governance Committee believe it is essential that Board members represent diverse backgrounds and viewpoints. The Governance Committee considers issues such as diversity of professional experience, skills, viewpoints and education. In considering candidates for the Board, the Governance Committee considers the entirety of each candidate’s credentials in the context of these criteria. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.

Each nominee listed below has consented to serve as a director, and the Company anticipates all of the nominees named below will be able to serve, if elected. If at the time of the Annual Meeting any nominee is unable or unwilling to serve, then shares represented by properly executed proxies will be voted at the discretion of the persons named therein for such other person as the Board of Directors may designate.

If a nominated director does not receive a majority of the votes cast at the Annual Meeting, Virginia law and the Company's bylaws provide that such director would continue to serve on the Board as a “holdover director.” Under the bylaws, each incumbent director submits an advance, contingent, irrevocable offer of resignation that the Board may accept if the nominee does not receive a majority of the votes cast. In that situation, the Board’s Governance Committee would make a recommendation to the Board about whether to accept or reject the offer of resignation. The Board would act on the Governance Committee’s recommendation within 90 days after the date that the election results were certified and would promptly publicly disclose its decision and, if applicable, the rationale for rejecting the offer of resignation.

Information Regarding Nominees

The names and ages of the Company’s nominees, their business experience, and other information regarding each nominee are set forth below.

Name	Age	Business Experience During the Last Five Years and Directorship(s) in Public Companies	Director of Company Since
Martha M. Hayes	69	Retired from her role as Vice President Customer Development, Sara Lee	1995

Corporation (a public company and manufacturer and marketer of consumer products) in 2006. Ms. Hayes’s experience with marketing, business development and customer relationships during her 30-year career in the consumer products industry provides the Board with an important perspective on customer issues and opportunities.

James G. Davis, Jr.	61	President and Chief Executive Officer, James G. Davis Construction	2002

Corporation (a private commercial general contractor) from 1979 to present; Director, Provident Bankshares Corporation (a public company and financial institution) from October 2006 to July 2009. Mr. Davis’s career in the construction industry has been highlighted with leadership roles in operations. Mr. Davis’s experience as a chief executive officer of a construction company provides the Board with an important perspective.

Daniel T. Hendrix	65	Chairman of Interface, Inc. (a public company and manufacturer of modular	2005

flooring products) from October 2011 to present; President and Chief Executive Officer, from January 2020 to present and July 2001 to March 2017; Director, Interface, Inc. from 1996 to present. Mr. Hendrix’s 30+ year career in the building products industry has been highlighted with leadership roles in finance and operations. Mr. Hendrix’s experience as a chief executive officer of a publicly traded company in the building products industry provides the Board with an important perspective.

Name	Age	Business Experience During the Last Five Years and Directorship(s) in Public Companies	Director of Company Since
Carol B. Moerdyk	70	Retired; Senior Vice President, International, OfficeMax Incorporated (a	2005

public company and office products retailer) from August 2004 to September 2007; Director, Libbey, Inc. (a public company and manufacturer of tableware) from 1998 to present. Ms. Moerdyk’s 30+ year career in industry has been highlighted with leadership roles in finance and operations. Ms. Moerdyk’s experience as a financial executive enables her to provide the Board with a valuable perspective.

Andrew B. Cogan	57	Chairman and Chief Executive Officer, Knoll, Inc. (a public company and	2009

manufacturer of furnishings, textiles and fine leathers) from May 2018 to present; President and Chief Executive Officer, Knoll, Inc. from May 2016 to May 2018; Chief Executive Officer, Knoll, Inc. from April 2001 to May 2016; Director, Knoll, Inc. from 1996 to present. Director, Interface, Inc. from 2013 to February 2020. Mr. Cogan’s 25+ year career in the manufacturing industry has been highlighted with leadership roles in design and marketing. Mr. Cogan’s experience as a chief executive officer of a publicly traded company provides the Board with a valuable perspective.

Vance W. Tang	53	Company Lead Independent Director since 2019; Retired; President and	2009

Chief Executive Officer of the U.S. subsidiary of KONE Corporation (a Finnish public company and a leading global provider of elevators and escalators) and Executive Vice President of KONE Corporation from 2007 to 2012; Director, Comfort Systems USA (a publicly traded provider of commercial and industrial heating, ventilation and air conditioning and building automation services) from December 2012 to present. Since 2012, Mr. Tang has served as President of VanTegrity Consulting providing leadership and strategy consulting to a range of clients. Mr. Tang’s 25+ year career in industry has been highlighted with leadership roles in operations. Mr. Tang’s former experience as a chief executive officer in the construction industry provides the Board with a valuable perspective.

S. Cary Dunston	55	Company Chairman from August 2017 to present; Company Chief	2014

Executive Officer and President from August 2015 to present; Company President and Chief Operating Officer from August 2014 to August 2015; Company Executive Vice President and Chief Operating Officer from August 2013 to August 2014; Company Executive Vice President, Operations from September 2012 to August 2013; Company Senior Vice President, Manufacturing and Supply Chain Services from October 2006 to September 2012. Director, Pella Corporation (a privately-held manufacturer of windows and doors) from February 2018 to present. Mr. Dunston’s 20+ year career in the manufacturing industry has been highlighted with leadership roles in operations. Mr. Dunston’s role as the Company’s Chief Executive Officer will provide the Board with intimate knowledge of the Company’s operations and performance.

As illustrated in the tables above, our Board members, who are all shareholders, bring instrumental depth, breadth and perspective to our Company.  You can see the value we place on diversity in the Board composition, which provides the range of gender, age and viewpoints we find invaluable for Board discussions and decisions as we grow the business. Each member of the Board has made numerous tours of American Woodmark facilities and customer sites. This gives them a first-hand look at innovative projects and processes as well as a valuable opportunity to interact with employees and customers.  Our Board supports the Company’s inclusive culture and its engagement in the communities where we live and work. Both as a group and as individuals, Board members keep themselves current on Board-related matters by reading corporate governance periodicals, attending meetings of the National Association of Corporate Directors, the Conference Board and other such organizations, and hearing from the Company’s outside counsel and other experts on pertinent topics.

CORPORATE GOVERNANCE

Codes of Business Conduct and Ethics

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees of the Company. This code sets forth important Company policies and procedures in conducting the Company’s business in a legal, ethical and responsible manner. The Code of Business Conduct and

Ethics encompasses policies addressing employee conduct, conflicts of interest, insider trading and the protection of confidential information, and requires all employees to respect and obey all applicable laws and regulations when conducting the Company’s business.

Code of Ethics for the Chief Executive Officer and Senior Financial Officers

The Board has also adopted an additional Code of Ethics for the Chief Executive Officer and all Senior Financial Officers, including the Chief Financial Officer, Treasurer and Controller of the Company. This code sets forth Company policies and procedures for ensuring that disclosures in the Company’s financial reports and documents that the Company files or furnishes to the Securities and Exchange Commission (“SEC”) and in other public communications are full, fair, accurate, timely and understandable. Additionally, the Chief Executive Officer and Senior Financial Officers are required to report to the Audit Committee any material information that affects financial disclosures, significant deficiencies concerning internal controls, fraud, violations of the Company’s Code of Business Conduct and Ethics and Code of Ethics for the Chief Executive Officer and Senior Financial Officers, and violations of securities or other laws or rules and regulations applicable to the operation of the business.

Both of these codes can be found on the Corporate Governance page of the Company’s website at http://investors.americanwoodmark.com/governance. Any amendments to, or waivers from, any code provisions that apply to the Company’s directors or executive officers, including the Company’s Chief Executive Officer and Chief Financial Officer, as well as the Company’s Controller and Treasurer, will be promptly posted on the Corporate Governance page of the Company’s website. No amendments or waivers were requested or granted during the fiscal year ended April 30, 2020.

Social and Environmental Responsibility Principles

American Woodmark is committed to social and environmental responsibility. Our culture and core values drive us to ensure that we as a company contribute to the communities in which we live and work. We aim to be a responsible business that meets the highest standards of ethics and professionalism through compliance and a proactive stance. To that end, the Board has adopted a policy for the Company of Social and Environmental Responsibility Principles that describes the Company’s commitment to social and environmental responsibility. Under these principles, we at American Woodmark strive to:

•	Engage our key stakeholders including employees, customers, shareholders and suppliers, to ensure their needs and concerns are heard and addressed, and if appropriate, incorporated into our strategy;
•	Integrate social and environmental impact considerations in our decision-making processes;
•	Maintain a safe, fair and enriching working environment where all employees are treated with respect and are able to achieve their full potential;
•	Identify and minimize potential negative environmental impacts of our operations, including recycling and energy conservation initiatives;
•	Work with vendors in our supply chain to strengthen the social and environmental aspects of products and services we deliver to our customers;
•	Fund the American Woodmark Foundation and its support of non-profit organizations in the communities we operate; and
•	Encourage employees to volunteer through internally or externally organized events.

A copy of these principles can be found on the Corporate Governance page of the Company’s website at http://investors.americanwoodmark.com/governance. Our approach is reviewed with our Board of Directors at least every two years and, if necessary, revised to ensure continuous improvements to our social and environmental efforts.

Board Structure

The Company’s Board currently consists of seven directors, all of whom are subject to annual shareholder elections to one-year terms of service. Each of the Company’s independent directors sits on at least one of the three Board committees, which include the Audit Committee, the Compensation Committee and the Governance Committee.

Mr. Dunston currently serves as both the Company’s Chairman and its Chief Executive Officer. The Board believes that there are a number of important advantages to having the positions of Chairman and Chief Executive Officer held by the same person. The Chief Executive Officer has historically been the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the Company and its industry, while the Chief Executive Officer has historically brought Company-specific experience and expertise. The Board believes that its current leadership structure also enhances its ability to engage in effective risk oversight because Mr. Dunston’s insight and understanding of the material risks inherent in the Company’s business allows him to identify and raise key risks to the Board and his role as Chairman will ensure that the Board and its committees give attention to areas of concern. From time to time, during managed transitions of leadership of the Company, there may be a period where the positions of Chairman and Chief Executive Officer are held by different people.

Beginning in fiscal year 2018, the Board, upon the recommendation of the Governance Committee, has determined that it is in the best interests of the Company and its shareholders to designate an independent lead director.  Per the Governance Committee Charter, the lead director will be the Chair of the Governance Committee unless otherwise determined by the Board. The Board elected to designate Mr. Tang, the current Chair of the Compensation Committee, to serve as the lead independent director in 2019. The Board believes having an independent lead director, among other things, allows Mr. Dunston to focus on the Company’s strategy, business and operations, while preserving the benefits of having a single focal point for Company leadership in his current combined role of Chairman and Chief Executive Officer. The lead director’s duties include presiding over executive sessions of the Company’s independent directors, facilitating information flow and communication among the directors, serving as a point of contact between the independent directors and the Chairman and Chief Executive Officer and performing other duties as requested by the Board. The Independent Lead Director Charter can be found on the Corporate Governance page of the Company’s website at http://investors.americanwoodmark.com/governance.

The Company’s independent directors meet in regularly scheduled executive sessions at each of the Company’s Board meetings, without management present. During fiscal year 2020, the independent directors met five times to discuss certain Board policies, processes and practices, the performance and compensation of the Company’s Chief Executive Officer, management succession and other matters relating to the Company and the functioning of the Board.

Risk Management Oversight

The Board, both directly and through its committees, has an active role in overseeing management of the Company’s risks. The entire Board regularly reviews information concerning the Company’s operations, liquidity and competitive position and personnel, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the Company’s management of risks relating to the Company’s executive and long-term compensation plans and risks related to employee compensation in general. The Audit Committee oversees the Company’s management of risks pertaining to internal controls, adherence to generally accepted accounting principles and financial reporting. The Governance Committee oversees the Company’s management of risks pertaining to potential conflicts of interest and independence of board members. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Director Independence

The Board of Directors of the Company is composed of a majority of directors who are independent directors as defined under the NASDAQ Marketplace Rules. The Board’s Audit and Compensation Committee members also meet additional independence requirements pursuant to the NASDAQ Marketplace Rules and SEC rules.

To be independent under the NASDAQ Marketplace Rules, the Board must determine that a director has no relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ Marketplace Rules specify certain persons who cannot be considered independent. The Board reviews the independence of all directors at least annually.

Based upon this review, the Board affirmatively determined that six of its seven current directors are independent as defined by the NASDAQ Marketplace Rules. The independent directors are: Mr. Cogan, Mr. Davis, Ms. Hayes, Mr. Hendrix, Ms. Moerdyk, and Mr. Tang, each of whom is standing for re-election at the Annual Meeting. In addition, all of the members of the Audit Committee, the Compensation Committee, and the Governance Committee are independent. The members of the Audit and Compensation Committees also meet the additional independence requirements applicable to them under the NASDAQ Marketplace Rules and SEC rules.

Communicating Concerns to the Board of Directors

The Audit Committee and the independent non-management directors have established procedures to enable any shareholder or employee who has a concern about the Company’s conduct or policies, or any employee who has a concern about the Company’s accounting, internal accounting controls or auditing matters, to communicate that concern directly to the Board, to the independent directors, or to the Audit Committee. Such communications may be confidential or anonymous. Such communications may be submitted by utilizing the ethics hotline, which is hosted by EthicsPoint's secure services:

Woodmark.ethicspoint.com
U.S.: 1-844-471-7681
Mexico: 001-844-240-4029

The Company’s Director, Internal Audit reviews all such correspondence and, as appropriate, discloses details to the Audit Committee and the external auditors of the Company. The Audit Committee will review this information and determine a course of action as appropriate based on the information received.

The Audit Committee reviews and regularly provides the Board of Directors with a summary of all communications received from shareholders and employees and the actions taken or recommended to be taken if an action requires approval of the full Board as a result of such communications. Directors may, at any time, review a log of all correspondence received by the Company which is addressed to the Board, members of the Board or the Audit Committee and may request copies of any such correspondence.

Board of Directors and Committees

The Company’s Board of Directors presently consists of seven directors. The Board held five meetings during fiscal year 2020. All of the directors attended at least 75% of the total number of Board meetings and meetings of all committees of the Board held during periods when they were members of the Board or such committees. The Board of Directors believes that attendance at the Company’s annual meeting demonstrates a commitment to the Company, responsibility and accountability to shareholders, and support of management and employees. Therefore, it is a policy of the Board that all members attend the annual meeting of shareholders. All members of the Board attended last year’s annual meeting. The Board of Directors also believes it is important to conduct location visits with the employees of the Company. Board members held communication meetings with corporate office personnel on two occasions during the fiscal year and several Board members visited our manufacturing operations in Tijuana, Mexico and Gas City, Indiana. The majority of the Board visited our plant in Monticello, Kentucky as part of the February Board meeting.

The Company’s bylaws specifically allow for the Board to create one or more committees and to appoint members of the Board to serve on them. Under such authority, the Board created the Audit Committee, the Compensation Committee and the Governance Committee and annually appoints individuals from among its independent members to serve on these three committees. Each committee operates under a written charter adopted by the Board, as amended from time to time. On an annual basis, each committee reviews and reassesses the adequacy of its committee charter. The Audit Committee is scheduled to meet at least quarterly and the Compensation and Governance Committees meet as required, typically at least two to three times per year. The committees may hold special meetings as necessary. These committees report regularly to the full Board of Directors with respect to their fulfillment of the responsibilities and duties outlined in their respective charters. These charters can be found on the Corporate Governance page of the Company’s website at http://investors.americanwoodmark.com/governance.

Audit Committee

The Audit Committee consists of Mr. Cogan, who chairs the Committee, Ms. Moerdyk and Mr. Hendrix. All members have been determined by the Board of Directors to be “independent” as defined under the NASDAQ Marketplace Rules and SEC rules, including the additional independence requirements applicable to audit committee members. The Board of Directors has determined that all of the current members of the Audit Committee are “audit committee financial experts” as defined under SEC rules.

Purpose and Duties. The Audit Committee provides oversight for the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independence and qualifications of the Company’s independent registered public accounting firm, the performance of the internal audit function and independent registered public accounting firm, and the adequacy and competency of the Company’s finance and accounting staff.

The Audit Committee’s duties include but are not limited to: (1) selecting and overseeing the performance of the Company’s independent registered public accounting firm, (2) reviewing the scope of the audits to be conducted by them, as well as the results of their audits, (3) overseeing the Company’s financial reporting activities, including the Company’s financial statements included in the Company’s Annual Report on Form 10-K, and the accounting standards and principles that are followed, (4) approving audit and non-audit services provided to the Company by the Company’s independent registered public accounting firm, (5) reviewing the organization and scope of the Company’s internal audit function and internal controls, (6) reviewing and approving or ratifying transactions with related persons required to be disclosed under SEC rules, and (7) conducting other reviews relating to compliance by employees with Company policies and applicable laws.

The Audit Committee met six times during fiscal year 2020. The Audit Committee is governed by a written charter approved by the Board of Directors, which can be viewed on the Corporate Governance page of the Company’s website at http://investors.americanwoodmark.com/governance. The Report of the Audit Committee is found beginning on page 39.

Compensation Committee

The Compensation Committee is composed of Mr. Tang, who chairs the Committee, Ms. Hayes and Mr. Davis. All members have been determined by the Board of Directors to be “independent” as defined under the NASDAQ Marketplace Rules and SEC rules, including the additional independence requirements applicable to compensation committee members.

Purpose and Duties. The Compensation Committee is primarily concerned with designing and managing competitive compensation programs to facilitate the attraction and retention of talented senior executives and directors. The activities of the Compensation Committee include reviewing, evaluating, and approving senior executive compensation plans and evaluating and recommending director compensation plans for approval by the Board. The Compensation Committee also provides oversight for all of the Company’s employee benefit plans. The Compensation Committee delegates certain aspects of implementation and day-to-day management of compensation administration to officers of the Company.

The Compensation Committee’s duties include but are not limited to: (1) reviewing, evaluating, and approving corporate goals and objectives relevant to the Chief Executive Officer’s and other senior executive officers’ compensation, (2) evaluating the Chief Executive Officer’s and other senior executive officers’ performance in light of those goals and objectives, (3) determining and approving the Chief Executive Officer’s and other senior executive officers’ compensation levels based on this evaluation, and (4) overseeing the compensation and benefit plans, policies, and programs of the Company.

The Compensation Committee determines the Chief Executive Officer’s compensation after reviewing his performance with the independent directors of the Board and without members of management being present, and shares this information with the full Board. The Compensation Committee determines the compensation of the other senior executives after considering a recommendation from the Chief Executive Officer. The Compensation Committee does not delegate its authority with regard to executive compensation decisions.

The Compensation Committee administers and approves awards under the Company's 2016 Employee Stock Incentive Plan and the Company’s 2015 Non-Employee Directors Restricted Stock Unit Plan.

The Compensation Committee met four times during fiscal year 2020. The Compensation Committee’s charter can be viewed on the Corporate Governance page of the Company’s website at http://investors.americanwoodmark.com/governance. Additional information on the Company’s philosophy and policies pertaining to executive compensation are addressed in the Compensation Discussion and Analysis beginning on page 13. The Compensation Committee Report can be found beginning on page 34.

Governance Committee

The Governance Committee is composed of Ms. Moerdyk, who chairs the Committee, Mr. Davis, Ms. Hayes, and Mr. Tang. All members have been determined by the Board of Directors to be “independent” as defined under the NASDAQ Marketplace Rules.

Purpose and Duties. The Governance Committee is responsible for identifying and recommending to the Board director nominees for the Board, recommending directors for appointment to committees and chairs, and ensuring that the size, composition, and practices of the Board best serve the Company and its shareholders. From time to time, the Committee may engage an independent firm to assist in identifying potential candidates.

In evaluating candidates for nomination to serve on the Board, the Governance Committee will assess the candidate’s character and professional ethics, judgment, business experience, independence, understanding of the Company’s or other related industries, and other factors deemed pertinent in light of the current needs of the Board. Each candidate will be recommended without regard to gender, race, age, religion or national origin. Specific qualities and skills established by the Committee for candidates, which are included in the Governance Committee charter, include:

•	each candidate must be an individual that has consistently demonstrated the highest character and integrity;
•	each candidate must have demonstrated professional and managerial proficiency, an openness to new and unfamiliar experiences and the ability to work in a team environment;
•	each candidate must be free of any conflicts of interest which would violate applicable law or regulation or interfere with the proper performance of the responsibilities of a director;
•	each candidate should possess substantial and significant experience which would be of particular relevance to the Company and its shareholders in the performance of the duties of a director; and
•	each candidate must demonstrate commitment to the responsibilities of being a director, including the investment of the time, energy and focus required to carry out the duties of a director.

The Governance Committee’s responsibilities also include, but are not limited to: (1) regularly assessing the effectiveness of the Board; (2) annually reviewing the performance of each director; (3) determining whether any director conflicts of interest exist; (4) reviewing any director related party transactions; and (5) periodically reviewing the Company’s corporate governance policies. In addition, the Governance Committee charter was amended on June 1, 2020, to include responsibility for reviewing, overseeing and monitoring the Company's strategies and efforts with respect to environmental, social, governance and reputational matters.

The Governance Committee met four times during fiscal year 2020. The Governance Committee’s charter can be viewed on the Corporate Governance page of the Company’s website at http://investors.americanwoodmark.com/governance.

Procedures for Shareholder Nominations of Directors

A shareholder of record may nominate a person or persons for election as a director at the 2021 Annual Meeting if any such nomination is submitted in writing to the Secretary of the Company in accordance with the Company’s bylaws and is received in the Company’s principal executive offices on or before April 22, 2021. The nomination must include the name and address of the director nominee and a description of the director nominee’s qualifications for serving as a director and the following information:

•	the name and address of the shareholder making the nomination;
•
a representation that the shareholder is a record holder of the Company’s common stock entitled to vote at the meeting and, if necessary, would appear in person or by proxy at the meeting to nominate the person or persons specified in the nomination;

•
a description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•
such other information regarding the nominee as would be required to be included in a proxy statement filed under the proxy rules of the SEC if the director nominee were to be nominated by the Board of Directors;

•	information regarding the nominee’s independence as defined by applicable NASDAQ listing standards; and
•	the consent of the nominee to serve as a director of the Company if elected.

The Governance Committee may subsequently request additional information regarding the director nominee or the shareholder making the nomination. The Chair of the Governance Committee may refuse to acknowledge the nomination of any person not made in compliance with these procedures.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

COVID-19 Impact on Executive Compensation Program

The executive compensation programs and actions described below relate to fiscal year 2020, which ended before the major impacts of the COVID-19 pandemic impacted our Company. We continue to monitor the effects of the COVID-19 pandemic and the resulting economic downturn on our executive compensation programs for fiscal year 2021. See “COVID-19 Impact on Fiscal Year 2021 Executive Compensation Program” below.

Compensation Principles

The compensation provided to our senior leaders is driven by the following principles:

Aligned with shareholders - Compensation should align directly with the long-term interests of our shareholders. Our leaders are expected to be long-term shareholders.	Performance-Based - Compensation should be based on financial, operational and cultural goals. The goals should be challenging, but achievable, in light of expected market conditions.
Company Focused - Our leader's contributions to the overall performance of the business are more important than their individual performance. This rewards strong teamwork and alignment.	Simple Design - Our compensation plan should be easy to understand, measure and communicate.
Properly Balanced Compensation Components - The elements of the compensation plan should properly balance short- and long-term pay, fixed and variable components and quantitative and qualitative measures.

Competitive Pay - Overall target compensation should be competitive (market median) compared to similar roles at peer group companies to ensure we are able to attract, retain and motivate excellent leaders.

The Company’s Compensation Program Goal

The goal of the Company’s compensation program, as administered by the Compensation Committee, is to facilitate the creation of long-term value for its shareholders by attracting, motivating and retaining qualified senior leaders. To this end, the Company has designed and administered the Company’s compensation program to appropriately reward its executives for sustained financial and operating performance, to align their interests with those of the Company’s shareholders, and to encourage them to remain with the Company for long and rewarding careers. To achieve alignment with shareholder interests, the Company’s compensation program provides significant, but appropriate, rewards for outstanding performance, as well as clear financial consequences for underperformance. The majority of the Company’s senior executives’ compensation is “at risk” in the form of annual and long-term incentive awards that are paid, if at all, based upon Company performance. While a significant portion of compensation may fluctuate with annual results, the total program is structured to emphasize long-term performance and sustained growth in shareholder value.

Key Considerations in Setting Pay

The Company’s NEOs for fiscal year 2020 were:

•	Mr. S. Cary Dunston, Chairman and Chief Executive Officer;

•	Mr. M. Scott Culbreth, Senior Vice President and Chief Financial Officer;

•	Mr. R. Perry Campbell, Senior Vice President, Sales and Commercial Operations; and

•	Mr. Robert J. Adams, Jr., Senior Vice President, Value Stream Operations.

The following is a summary of the key considerations affecting the determination of compensation by the Compensation Committee for the Company’s NEOs.

Performance-based Compensation. The majority of the targeted total compensation for the Company’s NEOs is performance-based to achieve alignment with shareholder interests. Annual bonuses are only payable to NEOs if the Company achieves adjusted EBITDA and free cash flow in excess of specified threshold levels during its fiscal year. The majority of long-term incentives for our NEOs is tied to the Company's achievement of financial and cultural goals. The Company strives to establish challenging Company-wide targets that are appropriate given the expected level of performance given current and anticipated market conditions.

Balance of Long-Term Pay Opportunity versus Current Pay Opportunity. The Compensation Committee strives to provide an optimal balance between current and long-term compensation and cash versus equity compensation for the Company’s executive officers. Current compensation is paid in cash in the form of a base salary and an annual bonus, primarily as a reward for recent performance, while long-term compensation is equity-based, to encourage the Company’s executive officers to deliver excellent results over a longer period of time and to serve as a retention tool. The Compensation Committee has targeted a higher mix of long-term compensation as performance-based compensation for the Company’s senior executive officers, including the NEOs.

Providing shareholders with an appropriate level of return on their investment is an important objective of the Company, the Board and the Compensation Committee. As a result, performance that rewards the Company’s shareholders factors prominently in the Compensation Committee’s decisions about the type and amount of long-term compensation paid to the Company’s executive officers.

Qualitative vs. Quantitative Factors. The Compensation Committee uses a broad range of both quantitative and qualitative factors to determine compensation. Quantitative factors are determined annually based upon the Company’s overall goals and objectives. In general, qualitative factors include the executives’ ability to build the organization and to lead the Company’s attainment of its "CITE" principles of customer satisfaction, integrity, teamwork and excellence. Additional qualitative factors considered by the Compensation Committee include the executives’ contribution to achieving the Company’s overall vision, the evaluation of the executives’ performance against their stated objectives, their experience, skill sets and the breadth and scope of their responsibilities.

Significance of Company Results. The Compensation Committee believes that the NEOs' contributions to the Company’s overall performance are more important than their individual performance. Accordingly, all of the annual bonus opportunity and a significant portion of the long-term incentive opportunity for Messrs. Dunston, Culbreth, Campbell and Adams is dependent upon the Company’s financial performance, including (in relation to the annual bonus) its adjusted EBITDA goals and free cash flow and (in relation to the long-term incentives) its adjusted EPS and return on average equity.

Consideration of Compensation Risk. The Company’s compensation programs are discretionary, balanced and focused on the long-term. Under this structure, the highest amount of compensation can be achieved through consistent superior performance over sustained periods of time. This provides strong incentives to manage the Company for the long term, while avoiding excessive risk in the short term. The elements of the Company’s variable compensation program are balanced among current cash payments and longer-term equity awards. The Company uses a mix of quantitative and qualitative performance measures to assess achievement for its restricted stock unit ("RSU") awards to avoid placing excessive weight on a single performance measure. Annual bonus payouts are targeted at 120% of base salary for Mr. Dunston and 75% for the other NEOs with a maximum potential bonus of 1.67 times target bonus. The Company has also adopted stock ownership guidelines under which its NEOs are expected to hold a significant amount of Company stock on an ongoing basis, which the Compensation Committee believes helps mitigate compensation-related risk by focusing the officers’ attention and efforts on the long-term stock performance of the Company.

Use of Independent Compensation Consultants and Peer Group Data. The Company, at the direction of the Compensation Committee, retains an independent compensation consultant every two to three years to assist the Compensation Committee by collecting compensation data regarding peer group companies, which is used by the Compensation Committee in reviewing and establishing executive compensation guidelines. The Compensation Committee considers this data, among other factors, when it determines the components and amounts of total compensation that are appropriate for the NEOs. In 2020, the Company retained Pearl Meyer & Partners ("Pearl Meyer") to evaluate the competitiveness of the Company’s executive compensation program, the alignment of executive compensation and Company performance and update the Company’s Competitive Peer Group for use in the evaluation of the Company’s compensation practices. Pearl Meyer performs no other services for the Company other than those described in this section. The Compensation Committee has examined Pearl Meyer’s relationship with the Compensation Committee members, the Company and the Company’s management and has determined that Pearl Meyer’s work has not raised any conflict of interest.

The Company’s Competitive Peer Group was most recently updated in 2020 at the recommendation of Pearl Meyer and consists primarily of similar-sized companies in the furniture, home furnishing and building products industries that may compete with the Company for executive talent and which investors may consider as investment alternatives to the Company. The Company’s Competitive Peer Group includes:

Apogee Enterprises, Inc.	Masonite International Corporation
Advanced Drainage Systems, Inc.	Patrick Industries, Inc.
Cornerstone Building Brands, Inc.	Simpson Manufacturing Co., Inc. (New)
Griffon Corporation	Sleep Number Corporation
Herman Miller, Inc.	Steelcase Inc.
HNI Corporation	Universal Forest Products, Inc.
La-Z-Boy Incorporated

Results of 2019 Say on Pay Vote. At the Company’s Annual Meeting of Shareholders held on August 22, 2019, 98.2% of votes cast by its shareholders (excluding abstentions and broker non-votes) approved on an advisory basis the Company’s executive compensation program as disclosed in its 2019 proxy statement. In light of the overwhelming support that the 2019 say-on-pay proposal received, the Compensation Committee did not make any specific changes to the fiscal year 2020 executive compensation program in response to the vote.

Stock Ownership Guidelines. The Company has adopted guidelines for stock ownership by its NEOs. For Mr. Dunston, the stock ownership guideline is equivalent to three times his base salary, and for Messrs. Culbreth, Campbell and Adams, the stock ownership guideline is equivalent to their respective base salaries.  Executive officers have 3 years to comply with the ownership requirements after becoming an executive officer. The Company determines the amount of Company stock its NEOs hold by including all shares of stock owned outright by the individual as well as earned but unvested RSUs, but not unexercised stock options, so that a minimum ownership of Company stock is achieved. As of April 30, 2020, all NEOs meet the ownership guideline established by the Company.

Clawback Policy.  Starting with its RSU awards granted in June 2019, the Company has added a clawback provision to the terms of its employee RSU awards, authorizing the Company to cancel outstanding RSU awards or seek recovery of shares previously issued under RSU awards if the Company’s financials are required to be restated during or within two years after the end of the applicable vesting period due to the Company’s material noncompliance with federal securities laws. RSU awards are subject to clawback if the Committee determines that the awards would not have been earned or vested based on the restated financials or if the employee’s misconduct contributed to the need for the restatement. RSU awards will also be subject to any other clawback requirements adopted by, or applicable to, the Company, pursuant to any law or any exchange listing requirement, including Section 954 of the Dodd Frank Act.

Anti-Hedging and Anti-Pledging Policy. The Company prohibits employees and directors from engaging in hedging transactions involving the Company’s stock, including the purchase of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. The Company also prohibits employees from holding the Company's stock in a margin account or pledging the Company's stock as collateral for any loan.

Elements of Compensation

The compensation program for executive officers for fiscal year 2020 consisted of the following elements:

Elements available to most salaried employees:

•	base salary;
•	annual performance-based cash bonus;
•	annual employee profit sharing; and
•	retirement and health and welfare benefits.

Elements available to the Company’s NEOs, key managers and selected employees:

•	long-term incentive awards in the form of RSUs.

Elements available only to NEOs:

•	other benefits, which includes the ability to purchase products at a discounted price, and a medical exam from a nationally recognized medical clinic.

These compensation elements are described below:

Base Salary. Base salary is intended to compensate the Company’s executives for:

•	the scope of their responsibilities;
•	the complexity of the tasks associated with their position within the Company;
•	their role in modeling and teaching cultural imperatives;
•	their skill set; and
•	their performance.

Base salaries for all executives have been competitively established based on salaries paid for like positions in comparably-sized companies in similar industries. When setting annual base salaries for the executives, the Compensation Committee targets approximately the 45th percentile of annual base salaries for similar positions in comparably sized companies. The companies used for comparison of base salaries may include additional companies from those used in the Company’s Competitive Peer Group where other competitive factors or local market conditions warrant. These salaries are obtained by management periodically and reviewed by the Compensation Committee to assure continued competitiveness and are adjusted when necessary.

While the other NEOs received a salary increase of 3% during year 2020, Mr. Dunston's base salary was increased 10%, from $850,000 to $935,000, to align with the market rate for comparably-sized companies.

Annual Cash Bonus. Annual cash bonuses are provided as an incentive to executives to achieve the Company’s annual financial goals, and reflect the Compensation Committee’s belief that a significant portion of the annual compensation of senior executives and other key employees should be contingent upon the financial performance of the Company. Annual bonus levels are established as a percentage of base salary. Jobs with greater spans of control and impact upon the Company’s results have higher bonus percentages. For fiscal year 2020, Mr. Dunston was eligible for a target potential bonus opportunity equal to 120% of his base salary with a maximum potential bonus of 1.67 times target bonus; and Messrs. Culbreth, Campbell and Adams were eligible for a target potential bonus opportunity equal to 75% of their respective base salaries with a maximum potential bonus of 1.67 times target bonus.

The annual bonus for our NEOs is tied solely to the Company’s performance for the fiscal year. For fiscal year 2020, adjusted EBITDA and free cash flow were utilized to measure Company performance for nearly every employee in the Company, including our NEOs, due to their ease of understanding as simple, consistent and important indicators of the Company’s annual performance. We introduced free cash flow as a performance measure for the annual bonus plan in fiscal year 2020 in order to introduce a secondary performance measure consistent with recommendations from Pearl Meyer and as a measure of our ability to repay our debt obligations.

Company Goals. On an annual basis, the Compensation Committee establishes bonus goals for Company performance based upon a variety of factors including progress achieved towards critical elements of the Company’s long-term strategy, prior year performance, and the external economic environment. As a result, Company-wide performance targets vary from fiscal year to fiscal year. The annual performance goals for each of the fiscal years listed below represented the expected range across the following three levels of performance:

•	“Threshold” representing the minimum level of achievement in order to qualify for payment;
•	“Target” representing performance consistent with demanding expectations to qualify for a payout of 60% of the maximum; and
•	“Superior” representing outstanding performance against demanding expectations to achieve 100% of the maximum.

Company performance falling between each performance level results in an interpolated percentage payout based upon a predetermined scale. No annual bonuses are paid if the Company’s performance is below the predetermined adjusted EBITDA and free cash flow thresholds.

Company performance targets are set sufficiently high to require excellent performance. In the last ten years, the Company has achieved superior performance one time, achieved between target and superior performance three times, achieved between threshold and target performance five times, and did not meet threshold performance one time. The Company used two performance measures for fiscal year 2020, adjusted EBITDA (75% weighting) and free cash flow (25% weighting). Annual performance goals for Company performance at the threshold, target and superior performance levels for fiscal year 2020, as well as the actual adjusted EBITDA and free cash flow achieved, are presented in the following table.

(dollar amounts in millions)	Fiscal 2020
	Goals			Actual
	Threshold	Target	Superior
Adjusted EBITDA (1)	$202.1	$251.8	$271.0	$240.3
Free Cash Flow (2)	$100.0	$115.0	$125.0	$136.8

(1)
Adjusted EBITDA is a non-GAAP financial measure. The Company defines adjusted EBITDA as net income determined in accordance with GAAP adjusted to exclude (1) income tax expense, (2) interest (income) expense, net, (3) depreciation and amortization expense, (4) amortization of customer relationship intangibles and trademarks, (5) expenses related to the acquisition of RSI Home Products, Inc. ("RSI acquisition") and subsequent restructuring charges, (6) inventory step-up amortization due to the increase in the fair value of inventory acquired through the RSI acquisition, (7) stock-based compensation expense, (8) gain/loss on asset disposals, (9) unrealized gain/loss on foreign exchange forward contracts, and (10) net gain on debt forgiveness and modification. In addition, for purposes of determining fiscal 2020 performance under the annual bonus plan, the Compensation Committee made an additional adjustment to adjusted EBITDA applicable to all employees with a bonus element that includes Adjusted EBITDA to exclude the effects of unbudgeted particleboard disruption expense of $4.2 million. This expense resulted from a particle board supplier fire and subsequent shutdown. Management was successful in containing the situation as to not impact our customers. The Compensation Committee felt that this was an unusual expense and, being outside the control of Company management, should not impact the determination of fiscal 2020 performance for the annual bonus plan. Fiscal 2020 Adjusted EBITDA as reported in our fiscal 2020 annual report on Form 10-K was $236.0 million.

(2)
Free cash flow is a non-GAAP financial measure. The Company defines free cash flow as cash flows from continuing operations less amounts for capital expenditures consisting of cash payments for property, plant and equipment and cash payments for investments in displays.

The Company’s actual performance for fiscal year 2020 adjusted EBITDA exceeded threshold but fell short of the target adjusted EBITDA goal and the Company's actual performance for fiscal year 2020 free cash flow exceeded superior. This performance resulted in a Company performance percentage based upon the predetermined bonus scale of 59.5% of the maximum. Accordingly, Mr. Dunston earned an annual bonus of 119.0% (59.5% of 200%) of his year-end base salary, and Messrs. Culbreth, Campbell, and Adams each earned an annual bonus of 74.4% (59.5% of 125%) of their respective year-end base salaries.
Long-Term Incentive Awards. The Compensation Committee has established long-term incentive awards for the Company’s executives and key managers with the objective of advancing the longer-term interests of the Company and its shareholders by directly aligning executive compensation with increases in the Company’s stock price. These awards complement cash incentives tied to annual performance by providing incentives for executives to increase shareholder value over time. The Company’s long-term incentive compensation program utilizes RSUs. RSUs are intended to focus the attention of executives on the achievement of the Company’s long-term performance objectives, to align executive management’s interests with those of shareholders, and to facilitate executives’ accumulation of sustained ownership of Company stock.

In line with recommendations from Pearl Meyer, the NEOs with target performance may earn long-term incentive awards valued at approximately 150% of base salary for Mr. Dunston, 120% for Mr. Culbreth and 90% for Messrs. Campbell and Adams. With superior performance, each of the NEO's may earn a maximum potential long-term incentive of 1.67 times their respective target long-term incentives. All long-term incentive awards were approved by the Compensation Committee.

FY20 LONG-TERM INCENTIVE PLAN

23%
35%
22%
5%
5%
5%
5%
Retention (35%)
Employee Turnover (5%)
Training Compliance (5%)
Succession Planning (5%)
Cultural Development (5%)
Adjusted EPS (22.5%)
Return on Equity (22.5%)

Restricted Stock Units. During fiscal year 2020, Mr. Dunston was awarded 27,580 RSUs, Mr. Culbreth was awarded 10,780 RSUs, Mr. Campbell was awarded 6,420 RSUs, and Mr. Adams was awarded 6,270 RSUs. These RSUs vest upon the satisfaction of certain performance, service and cultural conditions. 35% of each award vests based on the executive’s continued employment through the third anniversary of the grant date, 20% of each award vests based on the executive’s continued employment through the third anniversary of the grant date and the achievement of certain cultural goals for the period ending with the Company’s 2022 fiscal year, and the remaining 45% of each award vests based on the executive’s continued employment through the third anniversary of the grant date and the achievement of certain annual performance goals for the Company’s 2020, 2021 and 2022 fiscal years. Subject to satisfying the associated vesting conditions, each RSU represents the right to receive one share of the Company’s common stock. The Compensation Committee believes that the RSU grants provide a form of long-term compensation that aids retention, encourages long-term value creation and aligns financial interests with the Company’s shareholders.

In order to receive the shares of Company stock corresponding to the RSU award, the award recipients must remain continuously employed with the Company through the three-year anniversary date of the RSU grant. Each award is subject to accelerated vesting in certain circumstances, including the executive’s retirement, death, disability or qualifying termination in connection with a change in control.

The Company-wide performance criteria upon which the performance-based component of the RSU awards is based are established annually by the Compensation Committee. The Compensation Committee determined the performance criteria for fiscal year 2020 when it granted the awards in June 2019 and will determine the performance criteria for fiscal years 2021 and 2022 within 90 days after the start of each year based on the Company’s annual operating plan for each year. The Company-wide performance criteria which the Compensation Committee established in June 2019 applies to the fiscal year 2020 tranche of the performance-based RSU awards previously granted to the NEOs in fiscal year 2019 and fiscal year 2018, as well. The Compensation Committee used two performance measures for fiscal year 2020, adjusted earnings per share (50% weighting) and return on equity (50% weighting), and established threshold, target and superior performance goals for each measure. 60% of each annual tranche of the fiscal year 2020, fiscal year 2019 and fiscal year 2018 performance-based RSUs is earned for performance at the target level, the maximum 100% is earned for performance at or above the superior level, and 0% is earned for performance at or below the threshold goal. Specific performance goals for the fiscal year 2020 tranche of the fiscal year 2020, fiscal year 2019 and fiscal year 2018 performance-based RSUs and the Company’s performance against these goals were as follows:

	Goals			Actual
	Threshold	Target	Superior	Performance
Performance Measure
Adjusted earnings per share (1)	$5.10	$7.27	$8.11	$6.78
Return on equity (2)	7.5%	13.0%	15.1%	11.8%

(1)
Adjusted earnings per share is a non-GAAP financial measure. The Company defines adjusted EPS as diluted earnings per share determined in accordance with GAAP adjusted to exclude the per share impact of (1) expenses related to the RSI acquisition and subsequent restructuring charges, (2) inventory step-up amortization due to the increase in the fair value of inventory acquired through the RSI acquisition, (3) the amortization of customer relationship intangibles and trademarks, (4) net gain on debt forgiveness and modification and (5) the tax benefit of RSI acquisition expenses and subsequent restructuring charges, the inventory step-up amortization, the net gain on debt forgiveness and modification and the amortization of customer relationship intangibles and trademarks. A reconciliation of EPS determined in accordance with GAAP to adjusted EPS appears on page 22 of our fiscal year 2020 annual report on Form 10-K. In addition, for purposes of determining fiscal 2020 performance under the performance-based component of the RSU awards, the Compensation Committee made an additional adjustment to adjusted EPS applicable to all employees with RSUs to exclude the effects of unbudgeted particleboard disruption expense of $4.2 million. This expense resulted from a particle board supplier fire and subsequent shutdown. Management was successful in containing the situation as to not impact our customers. The Compensation Committee felt that this was an extraordinary expense and, being outside the control of Company management, should not impact the determination of fiscal 2020 performance for the outstanding RSU awards. Fiscal 2020 EPS determined in accordance with GAAP was $4.42 and fiscal 2020 adjusted EPS as reported in our fiscal 2020 annual report on Form 10-K was $6.59.

(2)
The return on equity measure reported above is a non-GAAP measure because it excludes the effects of unbudgeted particleboard disruption expense of $4.2 million as described in footnote (1). Fiscal 2020 return on equity determined in accordance with GAAP was 11.3%.

The Compensation Committee assessed the Company’s overall achievement of the performance goals for fiscal year 2020 below the target level, meaning 46.9% of the fiscal year 2020 tranche of the fiscal year 2020, fiscal year 2019 and fiscal year 2018 performance-based RSUs will be eligible to vest subject to each NEOs continued employment through the end of the applicable three-year vesting period for each award.

The cultural-based component of the fiscal year 2020 RSU awards may be earned based upon achievement with respect to four cultural achievement goals (weighted 5% each and 20% in total) as determined by the Compensation Committee at the end of the three-year performance period, including (i) employee retention, (ii) compliance with training goals, (iii) succession planning, and (iv) cultural development.

Fiscal Year 2020 RSUs

Based on achievement of the fiscal year 2020 performance goals at 46.9%, if the fiscal year 2021 and 2022 performance-based RSUs and the cultural-based RSUs are each earned at their target (60%) levels, and if Messrs. Dunston, Culbreth, Campbell and Adams remain continuously employed by the Company through June 2022, they will be eligible to vest in and receive 72.0% of their total fiscal year 2020 RSU award, calculated as follows:

	Performance Attainment		Weighting Factor		Weighted Performance

FY20 Performance-Based Goals (Actual)	46.9%	X	15%	=	7.0%
FY21 Performance-Based Goals (Target)	60%	X	15%	=	9.0%
FY22 Performance-Based Goals (Target)	60%	X	15%	=	9.0%
Potential Earned and Vested Performance-Based RSUs					25.0%

Potential Earned and Vested Cultural-Based RSUs (Target)	60%	X	20%	=	12.0%

Potential Vested Service-Based RSUs	N/A				35.0%

Total Potential Vested Portion of RSU Awards					72.0%

72.0% vesting would result in Messrs. Dunston, Culbreth, Campbell and Adams receiving 19,867, 7,765, 4,625 and 4,517 shares, respectively, with respect to their fiscal year 2020 RSU awards. If the fiscal year 2021 and 2022 tranches of the fiscal year 2020 performance-based RSUs and the fiscal year 2020 cultural-based RSUs were to be earned at their maximum (100%) levels, then the NEOs would be eligible to vest in and receive up to 92.0% of their fiscal year 2020 RSU awards, subject to their continued employment through June 2022, or 25,383, 9,921, 5,909 and 5,771 shares for Messrs. Dunston, Culbreth, Campbell and Adams, respectively.

Fiscal Year 2019 RSUs

Based on achievement of the fiscal year 2019 performance goals at 59.1% (as described in last year's proxy statement) and fiscal year 2020 performance goals at 46.9% (as described above), if the fiscal year 2021 tranche of the fiscal year 2019 performance-based RSUs and the fiscal year 2019 cultural-based RSUs were to be earned at their target (60%) levels, and if Messrs. Dunston, Culbreth, Campbell and Adams were to remain continuously employed by the Company through June 2021, they would be eligible to vest in and receive 71.9% of their total fiscal year 2019 RSU award, as calculated below:

	Performance Attainment		Weighting Factor		Weighted Performance

FY19 Performance-Based Goals (Actual)	59.1%	X	15%	=	8.9%
FY20 Performance-Based Goals (Actual)	46.9%	X	15%	=	7.0%
FY21 Performance-Based Goals (Target)	60%	X	15%	=	9.0%
Potential Earned and Vested Performance-Based RSUs					24.9%

Potential Earned and Vested Cultural-Based RSUs (Target)	60%	X	20%	=	12.0%

Potential Vested Service-Based RSUs	N/A				35.0%

Total Potential Vested Portion of RSU Awards					71.9%

71.9% vesting would result in Messrs. Dunston, Culbreth, Campbell and Adams receiving 12,683, 5,191, 4,120 and 4,026 shares, respectively, with respect to their fiscal year 2019 RSU awards. If the fiscal year 2021 tranche of the fiscal year 2019 performance-based RSUs and the fiscal year 2019 cultural-based RSUs were to be earned at their maximum (100%) levels, then the NEOs would be eligible to vest in and receive up to 85.9% of their fiscal year 2019 RSU awards, subject to their continued employment through June 2021, or 15,153, 6,202, 4,923 and 4,810 shares for Messrs. Dunston, Culbreth, Campbell and Adams, respectively.

Fiscal Year 2018 RSUs

Based on achievement of the fiscal year 2018 performance goals at 25.5% (as described in the Company's 2018 proxy statement), achievement of the fiscal year 2019 performance goals at 59.1% (as described in last year's proxy statement), and achievement of the fiscal year 2020 performance goals at 46.9% (as described above), and achievement of the cultural goals for the fiscal year 2018 cultural-based RSUs at 75.0% (as discussed below), Messrs. Dunston, Culbreth, Campbell and Adams each vested in and received 69.7% of their total fiscal year 2018 RSU awards, as calculated below:

	Performance Attainment		Weighting Factor		Weighted Performance

FY18 Performance-Based Goals (Actual)	25.5%	X	15%	=	3.8%
FY19 Performance-Based Goals (Actual)	59.1%	X	15%	=	8.9%
FY20 Performance-Based Goals (Actual)	46.9%	X	15%	=	7.0%
Earned and Vested Performance-Based RSUs					19.7%

Earned and Vested Cultural-Based RSUs (Actual)	75%	X	20%	=	15.0%

Vested Service-Based RSUs	N/A				35.0%

Total Vested Portion of RSU Awards					69.7%

69.7% vesting resulted in Messrs. Dunston, Culbreth, Campbell and Adams receiving 7,468, 2,761, 2,587 and 2,238 shares, respectively, with respect to their fiscal year 2018 RSU awards.

The Compensation Committee determined that the cultural goals for the fiscal year 2018 cultural-based RSUs were achieved at 75.0% of target, based on failure to achieve the threshold performance level of the employee retention goal for the three-year period ending with fiscal year 2020, and achievement of the training compliance, succession planning and cultural development goals for the three-year period ending with fiscal year 2020 at the superior level.

COVID-19 Impact on Fiscal Year 2021 Executive Compensation Program

In connection with other proactive measures being taken in response to the impacts of COVID-19, Mr. Dunston, has elected to reduce his base salary by 50% and all other named executive officers have elected to reduce their base salaries by 25% effective April 27, 2020 through July 31, 2020.  The Compensation Committee approved these changes on April 15, 2020.

Fiscal Year 2021 Annual Cash Bonus. The annual cash bonus has historically been tied to the achievement of the Company's annual financial goals. Due to COVID-19 and its extraordinary impact on the economic environment, the Board approved a first quarter budget for fiscal year 2021 and the Compensation Committee approved a bonus plan tied to the first quarter fiscal year 2021 target performance, accordingly. This change applies to all participants of a short-term incentive plan using Adjusted EBITDA and Free Cash Flow, which covers the majority of our workforce. The Board and Compensation Committee will develop a plan for the remainder of fiscal year 2021 based on our level of clarity to ensure the goals are appropriately challenging and align with our shareholder interests. Any bonuses earned by the NEO's under the fiscal year 2021 annual cash plan will not be paid until the financial statements have been certified at the end of fiscal year 2021, which is consistent with our normal schedule.

Pension and Savings Plans

The Company maintains a non-contributory tax-qualified defined benefit pension plan (the “Salaried Pension Plan”), which was frozen effective April 30, 2012. The Salaried Pension Plan covers many of the Company’s employees hired prior to April 30, 2012, including certain of the NEOs, who are compensated on the basis of a salary and/or a commission, and who meet certain age and service requirements. Funding is determined on an actuarial basis. Benefits are based on 1.25% of a participant’s average cash compensation, including bonuses, for the five calendar years in the ten calendar years prior to the earlier of the participant’s retirement or the freeze date, that produce the highest average compensation, multiplied by the participant’s years of credited service through the earlier of retirement or the freeze date. The annual earnings taken into account in this formula may not exceed an IRS-prescribed limit applicable to tax-qualified plans.

Most employees, including the NEOs, also participate in the Company’s Retirement Savings Plan. This plan has a profit-sharing component and a 401(k) component. The Company makes profit-sharing contributions, whereby (for fiscal year 2020) 5% of the Company’s net income is contributed and divided equally among eligible employee 401(k) accounts in the form of Company stock. In addition, all employees may contribute up to 100% of their pay to 401(k) accounts on a pre-tax basis. For fiscal year 2020, the Company provided matching contributions in cash equal to 100% of each employee's 401(k) contributions up to the first 4% of the employee's annual compensation. This is a tax-qualified plan and is subject to IRS compensation and other limitations. Company contributions to these plans to the NEOs for fiscal year 2020 are included in the All Other Compensation column in the Summary Compensation Table.

Because the Internal Revenue Code of 1986, as amended (the “Code”), limits the maximum annual benefit that may be accrued under and paid from a tax-qualified plan such as the Company’s Salaried Pension Plan, the Company established a non-tax qualified, non-contributory defined contribution plan (the “Pension Restoration Plan”, or “PRP”) to allow the Company to provide benefits that would restore the level of Company benefits provided to approximately the levels they would have attained had the Code limit not been established. For fiscal year 2020, only Mr. Dunston participated in the PRP. Each participant has an account under the PRP to which the Compensation Committee may, in its discretion, approve Company contributions. The obligation of the Company to make payments under the PRP is an unsecured promise and any property of the Company set aside for the payment of benefits remains subject to the claims of creditors in the unlikely event of the Company’s insolvency until such benefits are distributed to the Plan participants under the provisions of the PRP. There were no Company contributions to the PRP during fiscal year 2020 for any of the NEOs. The Company will not make future contributions to the PRP while its pension plans are frozen.

Other Benefits

All of the NEOs are eligible to purchase the Company’s products at a discounted price.

The Company places a priority on enabling its employees to take advantage of preventive health care. To this end, the Company offers subsidized medical benefits to substantially all of its employees, as well as the ability to take advantage of annual physical exams at low or no cost. The NEOs are eligible to receive a more extensive annual medical exam from a nationally recognized medical clinic at no cost to them.

Severance and Change in Control Agreements

Each of the NEOs has entered into an employment agreement with the Company that provides for severance benefits under certain termination scenarios, including termination in connection with a change in control. The Company believes these agreements are necessary in order to ensure the continuity of management and to allow executive officers to focus on serving the Company in a change in control situation without the distraction of concern for their employment. These agreements generally provide for severance benefits in the event of involuntary termination of employment without cause at any time during the term of the agreement, and certain enhanced benefits for termination without cause or termination by the executive for good reason within a certain period following a change of control. No payments are made if employment is terminated due to death, disability or cause. Each of these agreements provides that any unvested stock awards shall become fully vested in connection with a change in control of the Company only upon the occurrence of both a change in control and either involuntary termination of employment without cause or termination by the executive for good reason in connection with a change of control.

In developing the parameters for these agreements, the Compensation Committee utilized an independent compensation consultant and an analysis of peer companies. The Compensation Committee established these agreements with a goal of providing terms that are representative of the competitive market for like positions. Mr. Dunston's employment agreement includes a longer severance period and a greater bonus payment percentage due to the greater span of control, accountability and ability to impact the Company’s performance inherent in Mr. Dunston's role as Chief Executive Officer.

The Company does not provide tax gross-ups to its NEOs for any Section 280G taxes resulting from a change in control. In lieu of receiving a tax gross-up, any golden parachute payments to these NEOs will be reduced until the excise tax no longer applies (unless the NEO would be in a better net after-tax position after paying the excise tax, in which case the payments would not be reduced, but the NEO still would not receive any gross-up).

Each NEO's employment agreement also contains restrictive covenants which specify confidentiality, non-solicitation, and non-competition with the Company in the event of termination. Further information regarding the terms and conditions of these agreements is found beginning on page 30, under the heading “Employment Agreements and Post-Employment Compensation Agreements.”

Deductible Compensation of Executive Officers

Pursuant to Section 162(m) of the Code, non-grandfathered compensation payable to certain of our covered officers and former officers that exceeds $1 million per person in a given year is not deductible by the Company, regardless of whether it is performance-based. The Compensation Committee designs and administers our executive compensation programs in a manner that preserves its flexibility and recognizes a full range of performance criteria important to the Company’s success, even where the compensation paid under such programs is not deductible under Section 162(m).

Summary Compensation Table

The following table sets forth for fiscal years 2020, 2019, and 2018 the compensation for the NEOs.

	Fiscal			Stock Awards	Option Awards	Non-equity Incentive Plan Compensation	Change in Pension Value	All Other Compensation
Name & Principal Position	Year	Salary	Bonus	1		2	3	4	Total

S. Cary Dunston	2020	$902,308	$0	$1,470,971	$0	$1,112,650	$35,338	$18,977	$3,540,244
President and	2019	792,366	0	1,356,401	0	843,200	9,218	18,204	3,019,389
Chief Executive Officer	2018	640,442	0	715,407	0	0	3,006	21,239	1,380,094

M. Scott Culbreth	2020	450,160	0	574,948	0	338,713	0	17,420	1,381,241
Senior Vice President and	2019	426,004	0	555,171	0	274,040	0	16,156	1,271,371
Chief Financial Officer	2018	362,539	0	264,507	0	0	0	15,075	642,121

R. Perry Campbell	2020	357,655	0	342,409	0	268,958	39,882	37,010	1,045,914
Senior Vice President	2019	343,366	0	440,621	0	217,620	10,428	24,573	1,036,608
Sales and Commercial Operations	2018	312,835	0	247,844	0	0	3,414	18,138	582,231

Robert J. Adams	2020	349,332	0	334,428	0	262,848	17,122	16,861	980,591
Senior Vice President	2019	324,464	0	430,603	0	212,660	4,725	19,920	992,372
Value Stream Operations	2018	275,038	0	214,447	0	0	1,502	15,192	506,179

1
This column represents the grant date fair value of RSU awards calculated in accordance with FASB ASC Topic 718. For a discussion of the terms of the RSUs granted in fiscal year 2020, see Restricted Stock Units beginning on page 20. Of the amounts reported in this column for fiscal year 2020, $756,263 for Mr. Dunston, $295,595 for Mr. Culbreth, $176,041 for Mr. Campbell, and $171,911 for Mr. Adams are attributable to performance-based and cultural-based RSU awards. These awards are reported based on the actual outcome of the performance conditions for fiscal year 2020 and target achievement (60%) for Company performance for fiscal years 2021 and 2022 and for the cultural-based RSUs. Assuming the highest level of performance will be achieved for the performance-based and cultural-based components of the grant in fiscal year 2020, the amounts attributable to the performance-based and cultural-based RSUs would be: $1,327,315 for Mr. Dunston; $518,798 for Mr. Culbreth; $308,969 for Mr. Campbell; and $301,713 for Mr. Adams. For information on the valuation assumptions with respect to the RSU grants for fiscal year 2020, refer to Note I – Stock-Based Compensation in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended April 30, 2020.

2	Amounts in this column reflect the annual cash incentive compensation paid to the NEOs for fiscal years 2020, 2019 and 2018.
3
This column represents the change in the present value of accumulated benefits under the Salaried Pension Plan during fiscal year 2020 (from May 1, 2019 to April 30, 2020), fiscal year 2019 (from May 1, 2018 to April 30, 2019), and fiscal year 2018 (from May 1, 2017 to April 30, 2018). See the Pension Plan Benefits table on page 29 for additional information. Mr. Culbreth does not participate in the Salaried Pension Plan as he was hired after the plan was frozen. Since the plan was frozen at the end of fiscal year 2012, changes in pension value from year to year are due solely to changes in actuarial factors and not additional benefit accruals. The Company does not provide any above-market or preferential earnings on nonqualified deferred compensation under the Pension Restoration Plan.

4	See the All Other Compensation table below for additional information.

All Other Compensation

The following table describes each component of the amounts listed for fiscal year 2020 in the All Other Compensation column in the Summary Compensation Table.

	Company Contributions to Retirement Savings Plan	Other
Name	1	2	Total
S. Cary Dunston	$12,853	$6,124	$18,977
M. Scott Culbreth	12,078	5,342	17,420
R. Perry Campbell	12,044	24,966	37,010
Robert J. Adams	12,041	4,820	16,861

1	These amounts represent matching 401(k) and profit-sharing contributions made to the NEOs’ respective Retirement Savings Plan accounts.
2
These amounts reflect payments of insurance premiums paid for supplemental life insurance, costs associated with medical exams from a nationally recognized medical clinic and discounts received on the purchase of Company products. For Mr. Dunston, $1,050 represents insurance premiums paid for supplemental life insurance and $5,074 represents costs associated with medical exams. For Mr. Culbreth, $629 represents insurance premiums paid for supplemental life insurance and $5,342 represents costs associated with medical exams. For Mr. Campbell, $1,050 represents insurance premiums paid for supplemental life insurance, $5,522 represents costs associated with medical exams and $18,395 represents the value of discounts on cabinet purchases. For Mr. Adams, $1,042 represents insurance premiums paid for supplemental life insurance and $3,778 represents costs associated with medical exams.

Grants of Plan-Based Awards in Fiscal Year 2020

The following table provides information about all equity and non-equity awards granted to the NEOs in fiscal year 2020.

	Grant	Estimated Possible Payout Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Performance-Based and Cultural-Based Restricted Stock Units (# of Shares)			All Other Awards: Number of Restricted Stock Units	Grant Date Fair Value of Restricted Stock Unit Awards
Name	Date	1			2			3	4
		Threshold	Target	Superior	Threshold	Target	Superior
S. Cary	n/a	$0	$1,122,000	$1,870,000
Dunston	06/03/19				0	10,756	17,927	9,653	$1,470,971

M. Scott	n/a	$0	$341,445	$569,075
Culbreth	06/03/19				0	4,204	7,007	3,773	$574,948

R. Perry	n/a	$0	$271,148	$451,913
Campbell	06/03/19				0	2,504	4,173	2,247	$342,409

Robert J.	n/a	$0	$264,968	$441,613
Adams	06/03/19				0	2,445	4,075	2,195	$334,428

1
The amounts displayed in these columns reflect the threshold, target and superior payouts under the fiscal year 2020 Annual Cash Bonus program described in the Compensation Discussion and Analysis based upon annual salary rates as of the last day of fiscal year 2020. The amounts actually paid under this program for fiscal year 2020 are reflected in the Summary Compensation Table. Attainment of Company-wide goals for adjusted EBITDA and free cash flow were the only determinants of the amount of bonus paid. Mr. Dunston's potential bonus payment ranged from 0% to 200% of his ending fiscal year 2020 annual base salary, with a target of 120%. Messrs. Culbreth, Campbell and Adams had potential bonus payments of 0% to 125% of their respective base salaries, with a target of 75%. The Company’s specific adjusted EBITDA and free cash flow goals for fiscal year 2020 are described in the Compensation Discussion and Analysis beginning on page 18, under the heading “Company Goals”.

2
These columns reflect the threshold, target and superior potential number of shares of the Company’s common stock that could be issued under performance-based and cultural-based RSUs that each NEO received during fiscal year 2020. Based upon Company performance for fiscal year 2020 and target achievement (60%) for Company performance for fiscal years 2021 and 2022 and for the cultural-based RSUs, the actual numbers of shares that the NEOs may earn under the performance-based and cultural-based RSUs if they remain continuously employed through June 3, 2022 are: 10,214 for Mr. Dunston, 3,992 for Mr. Culbreth, 2,378 for Mr. Campbell, and 2,322 for Mr. Adams. If the executive terminates employment prior to the vesting date, and after the committee has completed its performance evaluation, due to retirement, death or disability, the executive receives a pro rata portion of the award based upon the executive’s service from the grant date to the date of termination. At the time the grants are made, the potential payouts are performance-driven and, therefore, completely at risk. The Plan measurements for determining the number of earned RSUs are described in the Compensation Discussion and Analysis under the heading “Restricted Stock Units” beginning on page 20.

3
This column reflects the number of RSUs granted to each NEO during fiscal year 2020 that were subject to service-based vesting conditions alone. These RSUs are payable on June 3, 2022 if the NEO remains continuously employed through that date. If the executive terminates employment prior to the vesting date due to retirement, death or disability, the executive receives a pro rata portion of the award based upon the executive’s service from the grant date to the date of termination.

4
This column reflects the full grant date fair value of the RSUs granted in fiscal year 2020 computed in accordance with FASB ASC Topic 718. The grant date fair value of the RSUs subject to performance-based and cultural-based vesting is calculated based upon actual Company performance for fiscal year 2020 and target achievement (60%) for Company performance for fiscal years 2021 and 2022 and for the cultural-based RSUs.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table provides information on the holdings, as of April 30, 2020, of RSUs awarded to the NEOs. This table includes all unvested RSUs. All unvested RSU awards shown in the table below are scheduled to vest on the third anniversary of the applicable grant date for each award. For additional information about the RSU awards, see the description of long-term incentive awards in the Compensation Discussion and Analysis beginning on page 19.

	Grant	Number of Restricted Stock Units that have Not Yet Vested	Market Value of Restricted Stock Units that have Not Yet Vested	Equity Incentive Plan Awards: Number of Unearned Restricted Stock Units that have Not Yet Vested	Equity Incentive Plan Awards: Market Value of Unearned Restricted Stock Units that have Not Yet Vested
Name	Date	1	2	3	2

S. Cary	06/03/19	11,593	$595,996	13,790	$708,944
Dunston	06/04/18	8,979	$461,610	6,174	$317,405
	06/02/17	7,468	$383,930	—	$—

M. Scott	06/03/19	4,531	$232,939	5,390	$277,100
Culbreth	06/04/18	3,675	$188,932	2,527	$129,913
	06/02/17	2,761	$141,943	—	$—

R. Perry	06/03/19	2,699	$138,756	3,210	$165,026
Campbell	06/04/18	2,917	$149,963	2,006	$103,128
	06/02/17	2,587	$132,998	—	$—

Robert J.	06/03/19	2,636	$135,517	3,135	$161,170
Adams	06/04/18	2,850	$146,519	1,960	$100,764
	06/02/17	2,238	$115,056	—	$—

1
This column reflects the FY18 awards actually earned (scheduled to vest on June 2, 2020) and the unvested service-based component of the FY19 and FY20 awards (scheduled to vest on June 4, 2021 and June 3, 2022, respectively); the unvested FY19 and FY20 performance-based component that has been earned under the FY19 awards (scheduled to vest on June 4, 2021); and the unvested FY20 performance-based component that has been earned under the FY20 awards (scheduled to vest on June 3, 2022).

2	Based on the closing price per share of the Company’s common stock as of the last day of fiscal year 2020, April 30, 2020, which was $51.41.
3
This column reflects the unearned FY21 performance-based component and cultural component of the FY19 awards (scheduled to vest on June 4, 2021) and the unearned FY21 and FY22 performance-based components and cultural component of the FY20 awards (scheduled to vest on June 3, 2022), in each case at maximum performance.

Option Exercises and RSUs Vested in Fiscal Year 2020

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	1	2	3	4
S. Cary Dunston	0	$0	9,116	$707,857
M. Scott Culbreth	1,467	55,585	3,195	248,092
R. Perry Campbell	0	0	3,374	261,991
Robert J. Adams	3,700	195,693	2,810	218,197

1	This column represents the number of securities for which the options were exercised. There were no shares withheld for payment of taxes.
2	This column represents the difference between the market price of the underlying securities at exercise less the exercise price.
3	This column represents the gross number of shares of RSUs that vested, consisting in each case of RSUs that were originally granted in June 2016 and which vested in June 2019.
4	This column represents the value of the RSUs that vested on the date the shares were transferred, which was the closing price of the Company stock on the transfer date.

Pension Plan Benefits

The following table reports the present value of the accumulated plan benefit at April 30, 2020, for the NEOs under the Salaried Pension Plan based upon the assumptions described below in Note 1. No pension benefit payments were made to any of the NEOs during fiscal year 2020. Mr. Culbreth does not participate in the Salaried Pension Plan. See “Pension and Savings Plans” on page 24 for a discussion of pension plan benefits.

		Number of Years	Present Value of Accumulated Benefit
	Pension Plan Name	Credited Service	1
S. Cary Dunston	Salaried Pension Plan	5.5	$175,515
R. Perry Campbell	Salaried Pension Plan	7.9	198,671
Robert J. Adams	Salaried Pension Plan	3.8	88,376

1
The accumulated benefit is based on service and earnings (base salary and bonus, as described above) considered by the Salaried Pension Plan for the period through April 30, 2012 (the date on which the Salaried Pension Plan was frozen). The present value of accumulated benefit has been calculated assuming the NEOs begin receiving their benefits at age 65. As described in Note J – Employee Benefit and Retirement Plans in the Notes to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the year ended April 30, 2020, the interest assumption is 3.16%. The post-retirement mortality assumption is based on the Pri-2012 Mortality Table with generational MP-2019 projections mortality improvement.

Nonqualified Deferred Compensation

The amounts reported in the table below represent the change in value in the accounts of the NEOs under the Company’s non-tax qualified, non-contributory defined contribution supplemental Pension Restoration Plan (PRP) from May 1, 2019 through April 30, 2020, as well as their aggregate balances as of April 30, 2020. The Company discontinued contributions to the PRP effective May 1, 2012. Messrs. Culbreth, Campbell and Adams do not participate in the PRP.

	Nonqualified Deferred Compensation
	Company Contributions	Aggregate Earnings in FY 2020	Withdrawals/ Distribution in	Aggregate Balance at
	in FY 2020	1	FY 2020	April 30, 2020
S. Cary Dunston	$0	($1,220)	$0	$225,690

1	Earnings were credited to the account of Mr. Dunston based upon his respective investment choices. These earnings were not included in the Summary Compensation Table.

Employment Agreements and Post-Employment Compensation Arrangements

As of April 30, 2020, the Company had entered into employment agreements with Messrs. Dunston, Culbreth, Campbell and Adams to fulfill the duties of each executive's respective position. These employment agreements provide for “double trigger” vesting of outstanding equity awards in connection with a change of control and do not provide for a tax gross-up for any golden parachute excise taxes.

The respective agreements specify a base salary for Mr. Dunston of at least $550,000 per year, for Mr. Culbreth of at least $260,000 per year, for Mr. Campbell of at least $251,838 per year and for Mr. Adams of at least $254,101 per year, each subject to annual upward adjustments as the Company shall deem appropriate from time to time and as approved within general practice and authority levels required by the Compensation Committee.

Further, the NEOs are entitled to participate in the Company’s annual incentive program with a target potential bonus of 120% of Mr. Dunston’s then current base salary, with a maximum potential bonus of 1.67 times target bonus, and a target potential bonus of 75% of Messrs. Culbreth's, Campbell's and Adams' then current base salaries with a maximum potential bonus of 1.67 times target bonus. In each case, the actual amount of the bonus paid will be related to achievement of certain performance objectives set by the Compensation Committee at the beginning of each fiscal year. The employment agreements with Messrs. Dunston, Culbreth, Campbell and Adams are for one-year terms that end on December 31 of each year and provide for an automatic one-year extension, unless either party to the agreement gives notice on or before November 1 of the preceding year.

Under these agreements, each executive is entitled to severance pay should his employment be terminated by the Company without cause. Mr. Dunston would be entitled to severance pay for a period of 24 months, and Messrs. Culbreth, Campbell and Adams are each entitled to severance pay for a period of 12 months. The length of Mr. Dunston's severance pay period is longer than that of Messrs. Culbreth, Campbell and Adams, due to the greater span of control, accountability and ability to impact the Company’s performance inherent in Mr. Dunston's role as Chief Executive Officer. In addition, Mr. Dunston would be entitled to a target bonus payment of 120% of his base salary. The executives would also be entitled to receive subsidized COBRA coverage, and a tax gross-up with respect to such coverage, from the Company following their termination of employment, for a period of up to 18 months for Mr. Dunston and up to 12 months for Messrs. Culbreth, Campbell and Adams. The employment agreements define “cause” as neglect of duty that is not corrected after 90 days’ written notice, misconduct, malfeasance, fraud or dishonesty which materially and adversely impacts the Company or its reputation, or conviction or entering a plea of nolo contendere to a felony or crime involving moral turpitude. Severance payments would be made in accordance with the Company’s usual payroll practices for salaried personnel, subject to the requirements of Section 409A of the Code. Under the terms of these agreements, each executive has agreed to not compete with the Company both while they are employed and during the time they receive severance pay, and not to solicit its employees for a period of 12 months after the expiration of the agreements.

Each of the employment agreements for Messrs. Dunston, Culbreth, Campbell and Adams provides certain benefits upon a change in control of the Company. The employment agreements define “change in control” as an acquisition by a third party of 30% or more of the outstanding Company stock; a change in the Company’s Board of Directors, such that the current members and their approved successors cease to be a majority; a merger or other business combination following which the Company’s pre-transaction shareholders cease to hold more than 50% of the Company’s stock; or complete liquidation or dissolution of the Company or the sale or other disposition of substantially all of its assets. The Company cannot terminate these agreements for 24 months after a change in control. Upon a change in control of the Company, Mr. Dunston can terminate his employment for any reason at any time during the two-year period following the change in control. If Mr. Dunston chooses to exercise this right under these circumstances, or if the Company terminates Mr. Dunston's employment without cause within 3 months before or 2 years after a change in control, then he would receive a single lump sum payment equal to 2.99 times the sum of:

•	the greater of his annual base salary at the time of termination or the largest base salary in effect during the term of his agreement, and
•	an amount equal to 120% of Mr. Dunston's base salary.

If Mr. Culbreth, Mr. Campbell, or Mr. Adams terminates his employment for good reason within one year after a change in control, or if the Company terminates Messrs. Culbreth's, Campbell's or Adams' employment without cause within three months before or one year after a change in control, then he would be entitled to a lump sum payment equal to two times the sum of:

•	the greater of his annual base salary at the time of termination, a change in control, or his largest base salary in effect during the term of his agreement, and
•	an amount equal to the greater of the average of bonuses paid for the three preceding fiscal years or 60% of his maximum eligible annual cash bonuses for the year of termination.

Each of Messrs. Culbreth, Campbell or Adams would have good reason to terminate his employment if:

•	his base salary is reduced,
•	he is not in good faith considered for a bonus,
•	he is not in good faith considered for other executive compensation benefits,
•	his place of employment is relocated to a location further than 50 miles from his current place of employment, or
•	his working conditions or management responsibilities are substantially diminished (other than on account of disability).

If a NEO’s employment is terminated without cause, or if the NEO terminates employment for good reason, on or at any time following the date of a change of control, then such officer’s outstanding equity awards will become 100% vested. If the termination occurs prior to the date of a change of control but after a definitive agreement has been signed that would result in a change of control if the transition contemplated by the agreement were consummated, then the executive will conditionally vest in any outstanding equity awards, subject to consummation of the change of control. If any of the NEOs were to die or were to terminate employment with the Company due to disability, any vested and exercisable stock options previously awarded would remain exercisable for a period of one year following the death or disability. If one of the NEOs were to terminate employment prior to the vesting date (and with respect to cultural and performance-based RSUs, after the Compensation Committee has completed its performance evaluation) due to retirement, death or disability, the executive would vest in and receive a prorated portion of their RSU awards based upon the executive’s total service from the grant date through the date of termination. Retirement is defined as age 55 with at least 10 years of service.

The following table represents the payments that would have been made or value of benefits provided to Mr. Dunston upon termination of his employment under various scenarios, if that event had occurred on April 30, 2020.

	Termination Event
	Qualifying Termination in Connection with a Change in Control	Termination by Company Without Cause (No Change In	Retirement,Death or	Voluntary Termination (No Change In Control)/Termination by Company
Payment Type	1	Control)	Disability	for Cause
Base Salary	$2,795,650	$1,870,000	$0	$0
Annual Bonus	3,354,780	2,244,000	0	0
COBRA Reimbursement	17,215	17,215	0	0
Accelerated RSU Vesting	2,467,886	0	810,250	0
Total	$8,635,532	$4,131,215	$810,250	$0

1
The cash payments would be triggered by termination of employment by Mr. Dunston for any reason during the two-year period following a change in control or termination of his employment by the Company without cause within three months before or two years after a change in control. Mr. Dunston’s unvested RSUs will fully vest upon any termination by the Company without cause or termination by Mr. Dunston for good reason at any time on or after a change in control.

The following table represents the payments that would have been made or value of benefits provided to Mr. Culbreth upon termination of his employment under various scenarios, if that event had occurred on April 30, 2020.

	Termination Event
	Qualifying Termination in Connection with a Change in Control	Termination by Company Without Cause (No Change In	Retirement,Death or	Voluntary Termination (No Change In Control)/Termination by Company
Payment Type	1	Control)	Disability	for Cause
Base Salary	$910,520	$455,260	$0	$0
Annual Bonus	682,890	0	0	0
COBRA Reimbursement	12,200	12,200	0	0
Accelerated RSU Vesting	970,826	0	314,221	0
Total	$2,576,436	$467,460	$314,221	$0

1
The cash payments would be triggered by termination of employment by Mr. Culbreth for good reason within the one-year period after a change in control or termination of his employment by the Company without cause within three months before or one year after a change in control. Mr. Culbreth's unvested RSUs will fully vest upon any termination by the Company without cause or termination by Mr. Culbreth for good reason at any time on or after a change in control.

The following table represents the payments that would have been made or value of benefits provided to Mr. Campbell upon termination of his employment under various scenarios, if that event had occurred on April 30, 2020.

	Termination Event
	Qualifying Termination in Connection with a Change in Control	Termination by Company Without Cause (No Change In	Retirement,Death or	Voluntary Termination (No Change In Control)/Termination by Company
Payment Type	1	Control)	Disability	for Cause
Base Salary	$723,060	$361,530	$0	$0
Annual Bonus	542,295	0	0	0
COBRA Reimbursement	11,740	11,740	0	0
Accelerated RSU Vesting	689,871	0	255,796	0
Total	$1,966,966	$373,270	$255,796	$0

1
The cash payments would be triggered by termination of employment by Mr. Campbell for good reason within the one-year period after a change in control or termination of his employment by the Company without cause within three months before or one year after a change in control. Mr. Campbell's unvested RSUs will fully vest upon any termination by the Company without cause or termination by Mr. Campbell for good reason at any time on or after a change in control.

The following table represents the payments that would have been made or value of benefits provided to Mr. Adams upon termination of his employment under various scenarios, if that event had occurred on April 30, 2020.

	Termination Event
	Qualifying Termination in Connection with a Change in Control	Termination by Company Without Cause (No Change In	Retirement,Death or	Voluntary Termination (No Change In Control)/Termination by Company
Payment Type	1	Control)	Disability	for Cause
Base Salary	$706,580	$353,290	$0	$0
Annual Bonus	529,935	0	0	0
COBRA Reimbursement	12,004	12,004	0	0
Accelerated RSU Vesting	659,025	0	235,846	0
Total	$1,907,544	$365,294	$235,846	$0

1
The cash payments would be triggered by termination of employment by Mr. Adams for good reason within the one-year period after a change in control or termination of his employment by the Company without cause within three months before or one year after a change in control. Mr. Adams' unvested RSUs will fully vest upon any termination by the Company without cause or termination by Mr. Adams for good reason at any time on or after a change in control.

Pay Ratio Disclosure

In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), the Company is required to disclose the ratio of the annual total compensation of the employee with the median of the annual total compensation of all employees (“Median Employee”) to the annual total compensation of the principle executive officer (“PEO”).

We are using the same Median Employee in our fiscal 2020 pay ratio disclosure as we used in our fiscal 2019 pay ratio disclosure, as there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure. The Company’s PEO is Mr. Dunston. We previously identified the Median Employee by examining the total taxable compensation for calendar year 2018, as reported on W-2 statements for US employees or the equivalent for non-US employees, for all employees, excluding our PEO, who were employed by us on February 1, 2019. As of February 1, 2019, we had approximately 9,326 employees, including full-time and part-time permanent employees as well as seasonal or temporary employees, but excluding any temporary workers employed by a third party (i.e., “leased workers”). We annualized the compensation for any full-time permanent employees hired during calendar year 2018, but not for any part-time permanent employees or seasonal or temporary employees. We calculated the Median Employee’s fiscal year 2020 annual total compensation using the same methodology as that used in the Summary Compensation Table for Mr. Dunston. We included the value of employer paid health benefits for both the Median Employee and Mr. Dunston.

The ratio of the annual total compensation of our PEO to the annual total compensation of our Median Employee for fiscal year 2020 is as follows:

Median Employee Annual Total Compensation	$43,048
PEO Annual Total Compensation	$3,553,931
Ratio of PEO to Median Employee Annual Total Compensation	82.6:1

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. The SEC's rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based upon its review and discussions with management, the Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2020. This report is provided by the following independent directors, who comprise the Compensation Committee:

Vance W. Tang, Chair
Martha M. Hayes
James G. Davis

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

COMPANY’S COMPENSATION POLICIES AND PRACTICES RELATING TO RISK MANAGEMENT

The Compensation Committee oversees management’s evaluation of whether the Company’s employee compensation policies and practices pose any risks that are reasonably likely to have a material adverse effect on the Company. In conducting this evaluation, management reviews the Company’s overall compensation structure and may take into account such factors as the overall mix of compensation, the performance metrics that are used under the Company’s employee incentive programs, the length of the performance periods under such programs, and the overall business risk of the Company. Management undertakes such a review periodically at the Compensation Committee’s direction and reports to the Compensation Committee any finding that a risk related to the Company’s compensation structure may exist, as well as any factors which may mitigate the risk posed by the particular compensation policy or practice. The Company has determined that there are currently no risks arising from its compensation policies and practices that are reasonably likely to have a material adverse effect on the Company.

NON-MANAGEMENT DIRECTORS’ COMPENSATION

In connection with other proactive measures being taken in response to the impacts of COVID-19, the Board of Directors also elected to reduce their cash retainer by 50% for the first quarter of fiscal year 2021 at its May 2020 meeting.

The Company’s non-management director compensation program has the following objectives:

•	compensation should fairly pay non-management directors for work required for the Company’s size and scope,
•	compensation should align non-management directors’ interests with the long-term interests of shareholders, and
•	the structure of the compensation should be simple, transparent, and easy for shareholders to understand.

Non-management directors’ compensation includes the following compensation elements:

Cash Director Fees. The annual cash retainer paid to non-management directors is $70,000 per year. The Audit Committee Chair receives an additional annual retainer of $15,000 per year, while the Compensation Committee and the Governance Committee Chairs each receive an additional annual retainer of $10,000 per year. Directors who are also employees of the Company receive no additional compensation for their services on the Board. All directors are reimbursed for out-of-pocket costs incurred for travel and other expenses incurred for attending Board and committee meetings.

Stock Compensation. During fiscal year 2020, non-employee directors were each awarded 1,200 RSUs under the 2015 Non-Employee Directors Restricted Stock Unit Plan (“Director RSUs”). Under the terms of the Director RSUs, granted August 22, 2019, if the recipients continuously serve as directors of the Company through August 15, 2021, then they will receive 1,200 shares of the Company’s common stock. If a director leaves the Board for any reason prior to August 15, 2021, he or she will receive a pro-rata number of shares based on his or her days of service. Upon a change of control of the Company, each non-employee director will receive the full number of shares issuable under the RSUs if he or she continues to serve until the date of the change of control.

Stock Ownership Guidelines. Effective August 2019, the Board of Directors has adopted guidelines for stock ownership by its non-management directors. The stock ownership guideline for non-management directors is equivalent to five times the annual cash retainer. Non-management directors have 5 years from the later of the date they are first elected or appointed to the Board or the date the ownership guidelines went into effect in August 2019 to meet the ownership guideline established by the Board of Directors. The Company determines the amount of Company stock its non-management directors hold by including all shares of Company stock owned outright by the individual as well as unvested RSUs. As of April 30, 2020, all non-management directors met or were on pace to meet the ownership guidelines.

The following table sets forth the compensation earned by or paid to the Company’s non-management directors during fiscal year 2020.

	Director Fees Paid In Cash	Director RSUs
Name of Director	1	2	Total
Andrew B. Cogan	$85,000	$89,748	$174,748
James G. Davis, Jr.	70,000	89,748	159,748
Martha M. Hayes	70,000	89,748	159,748
Daniel T. Hendrix	70,000	89,748	159,748
Teresa M. May (3)	70,000	89,748	159,748
Carol B. Moerdyk	80,000	89,748	169,748
David W. Moon (4)	52,500	89,748	142,248
Vance W. Tang	80,000	89,748	169,748

1	This column reflects the amount of cash compensation earned during fiscal year 2020 for Board and committee service.
2
This column represents the dollar amounts of the aggregate grant date fair value of the Director RSUs granted during fiscal year 2020 in accordance with FASB ASC Topic 718. These grants were all made on August 22, 2019, and the grant date fair value at the time of the grant is the number of Director RSUs multiplied by the closing price of the Company’s stock on the date of grant, which was $74.79. As of April 30, 2020, each director (other than Ms. May and Mr. Moon) held 2,020 unvested RSUs.

3	Ms. May resigned from the Board effective April 5, 2020 to accept a leadership position with the Company impacting her ability to serve on the Board.
4	Mr. Moon resigned from the Board effective February 18, 2020 to accept a leadership position overseas impacting his ability to serve on the Board.

SECURITY OWNERSHIP

Share Ownership of Directors and Executive Officers

The following table sets forth information regarding shares of the Company’s common stock beneficially owned as of June 19, 2020, by (1) each director and director nominee of the Company, (2) each of the Company’s NEOs (as identified in the “Summary Compensation Table”), and (3) the Company’s current directors and executive officers as a group. Unless otherwise noted, and to the best knowledge of the Company, each of the shareholders listed below has sole voting power and sole investment power with respect to the number of shares set forth opposite the shareholder’s name.

Name	Number of Shares Beneficially Owned	Aggregate Percent of Class
Martha M. Hayes (1)	42,290	*
S. Cary Dunston (2)	42,149	*
James G. Davis, Jr. (3)	20,703	*
Vance W. Tang (4)	19,090	*
Carol B. Moerdyk (5)	16,490	*
Daniel T. Hendrix (6)	7,975	*
R. Perry Campbell	7,754	*
M. Scott Culbreth	7,512	*
Andrew B. Cogan (7)	5,142	*
Robert J. Adams	4,519	*
All directors and executive officers as a group (10 persons) (8)	173,624	1.0%

*	Indicates less than 1%.
(1)
Includes 500 shares held by Ms. Hayes as Trustee for the R.M. Dally Family Trust, for which Ms. Hayes has shared voting and dispositive power. Includes 820 shares that may be acquired upon the conversion of RSUs within 60 days after June 19, 2020 if Ms. Hayes continuously serves on the board of directors through the maturity date for the RSUs.

(2)	Includes 31,605 shares held jointly by Mr. Dunston and his spouse, for which Mr. Dunston has shared voting and dispositive power.
(3)
Includes 820 shares that may be acquired upon the conversion of RSUs within 60 days after June 19, 2020 if Mr. Davis continuously serves on the board of directors through the maturity date for the RSUs.

(4)
Includes 10,270 shares held by Mr. Tang as Trustee for the Tang Family Trust, for which Mr. Tang has shared voting and dispositive power. Includes 820 shares that may be acquired upon the conversion of RSUs within 60 days after June 19, 2020 if Mr. Tang continuously serves on the board of directors through the maturity date for the RSUs.

(5)
Includes 15,200 shares held by Ms. Moerdyk as Trustee for the Greene-Moerdyk Revocable Trust, for which Ms. Moerdyk has shared voting and dispositive power. Includes 820 shares that may be acquired upon the conversion of RSUs within 60 days after June 19, 2020 if Ms. Moerdyk continuously serves on the board of directors through the maturity date for the RSUs.

(6)
Includes 820 shares that may be acquired upon the conversion of RSUs within 60 days after June 19, 2020 if Mr. Hendrix continuously serves on the board of directors through the maturity date for the RSUs.

(7)
Includes 820 shares that may be acquired upon the conversion of RSUs within 60 days after June 19, 2020 if Mr. Cogan continuously serves on the board of directors through the maturity date for the RSUs.

(8)
Includes 4,920 shares that may be acquired upon the conversion of RSUs within 60 days after June 19, 2020 if the director continuously serves on the board of directors through the maturity date for their respective RSUs.

Share Ownership of Principal Beneficial Owners

The following table sets forth information regarding shares of the Company’s common stock beneficially owned by each shareholder the Company believes to own more than 5% of the Company’s outstanding common stock. This data is based upon Schedules 13G filed with the SEC. Unless otherwise noted, and to the best knowledge of the Company, each of the shareholders listed below has sole voting power and sole investment power with respect to the number of shares set forth opposite the shareholder’s name.

Name	Number of Shares Beneficially Owned	Aggregate Percent of Class (5)

BlackRock, Inc. (1)	2,404,668	14.2%
55 East 52nd Street
New York, NY 10055

Wellington Management Group LLP (2)	1,874,204	10.9%
c/o Wellington Management Company LLP
280 Congress Street
Boston, MA 02210

Broad Run Investments Management, LLC (3)	1,731,424	10.2%
1530 Wilson Blvd, Suite 530
Arlington, VA 22209

The Vanguard Group (4)	1,495,171	8.8%
100 Vanguard Blvd.
Malvern, PA 19355

(1)	The beneficial ownership information for BlackRock, Inc. is based upon the Schedule 13G/A filed with the SEC on February 4, 2020.
(2)
The beneficial ownership information for Wellington Management Group LLP is based upon the Schedule 13G/A filed with the SEC on January 8, 2020, which indicated that Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP have shared voting power for 1,641,612 shares and shared dispositive power for all 1,847,204 shares, and Wellington Management Company LLP has shared voting power for 1,628,654 shares and shared dispositive power for 1,790,964 shares.

(3)	The beneficial ownership information for Broad Run Investments Management, LLC is based upon the Schedule 13G/A filed with the SEC on February 14, 2020.
(4)
The beneficial ownership information for The Vanguard Group is based upon the Schedule 13G/A filed with the SEC on February 12, 2020, which indicated that The Vanguard Group has sole voting power for 35,174 shares, shared voting power for 4,713 shares, sole dispositive power for 1,457,352 shares and shared dispositive power for 37,819 shares.

(5)	Percentage calculated based on the number of shares of Company common stock outstanding as of the record date for the Annual Meeting.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and officers and persons who beneficially own more than 10% of the Company’s common stock to file with the SEC reports of initial ownership and changes in ownership of the Company’s common stock.

Based upon the Company’s review of Forms 3, 4, and 5 (and amendments thereto) filed with the SEC during or with respect to the Company’s fiscal year ended April 30, 2020, and written representations from the Company’s directors and executive officers that no Forms 5 were required to be filed by those persons for that fiscal year, the Company is not aware that any director, executive officer, or 10% shareholder failed to file in a timely fashion any such reports, with the exception of one late Form 4 pertaining to one transaction filed by Mr. Adams.

CERTAIN RELATED PARTY TRANSACTIONS

The Company has written policies concerning related party transactions and potential conflicts of interests. These policies describe the types of transactions and relationships that may qualify as related party transactions or give rise to potential conflicts of interests. All officers and directors, as well as employees who exercise substantial discretionary authority in the performance of their duties, are required to complete an annual questionnaire describing any potential conflicts of interest and certify their compliance with the Company’s policies. These responses are reviewed by the Audit Committee. As required by their respective charters, both the Audit Committee and the Governance Committee have the responsibility to review related party transactions. The Audit Committee is responsible for the review and approval of all related party transactions and the Governance Committee must review and approve related party transactions involving directors. In addition, the Governance Committee also is responsible for the review of any potential conflicts of interest involving employees, officers or directors as defined in the Company’s Code of Business Conduct and Ethics and Code of Ethics for the Chief Executive Officer and Senior Financial Officers, which are maintained on the Corporate Governance page of the Company’s website at http://investors.americanwoodmark.com/governance. There have been no related party transactions since the beginning of fiscal 2020 and none are currently proposed.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2020 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed the Company’s unaudited quarterly financial statements and the audited annual financial statements for the fiscal year ended April 30, 2020, with management and KPMG LLP, the Company’s independent registered public accounting firm, who is responsible for expressing its opinions on the conformity of those audited financial statements with U.S. generally accepted accounting principles, and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. In addition, the Audit Committee has discussed with KPMG LLP the firm’s independence from management and the Company, including matters in the written disclosures and letter from KPMG LLP to the Committee required by the PCAOB.

The Committee discussed and approved the audit scopes and plans of the Company’s internal auditor and KPMG LLP for their respective audits. The Audit Committee met with the Company’s internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their audits, the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements as of and for the fiscal year ended April 30, 2020, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2020. The Audit Committee has selected KPMG LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for fiscal year 2021 and the Board of Directors has submitted the selection of KPMG LLP for ratification by the shareholders at the Annual Meeting.

Andrew Cogan, Chair
Carol B. Moerdyk
Daniel T. Hendrix

Independent Auditor Fee Information

Fees for professional services provided by KPMG LLP, the Company’s independent registered public accounting firm, in each of the last two fiscal years in each of the following categories are:

	2020	2019
Audit Fees	$1,906,000	$2,143,574
Audit-Related Fees	25,000	63,000
Tax Fees	0	119,193
All Other Fees	0	0
Total	$1,931,000	$2,325,767

Audit Fees include fees associated with the annual audit of the Company’s financial statements and internal control over financial reporting, as well as reviews of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, comfort letters and other regulatory filings.

Audit-Related Fees consisted of fees incurred for employee benefit plan financial statement audits.

Tax Fees include fees pertaining to tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax, and other services performed for the Company by the Company's independent registered public accounting firm. The policy permits the Audit Committee to pre-approve specifically defined audit and non-audit services and related fees. Unless a specific service has been pre-approved with respect to a certain fiscal year, the Audit Committee must approve each permitted service and related fee before the Company's independent registered public accounting firm is engaged to perform such service. The Audit Committee has delegated to the Chair of the Audit Committee authority to pre-approve tax or other non-audit accounting services, provided that the Chair reports those approvals to the Audit Committee at its next scheduled meeting. All audit, audit-related and tax fees set forth above were pre-approved by the Audit Committee.

ITEM 2—RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected KPMG LLP as the independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2021, and the Board of Directors has directed a vote of shareholders to be taken to ascertain their approval or disapproval of that selection. In the event the proposal to ratify the selection of KPMG LLP is defeated, the adverse vote will be considered as a direction to the Audit Committee to select another independent registered public accounting firm for the next fiscal year ending April 30, 2022. However, because of the expense and difficulty in changing the independent registered public accounting firm after the beginning of the year, the Audit Committee intends to allow the appointment for fiscal year 2021 to stand unless the Audit Committee finds other reasons for making a change.

Representatives of KPMG LLP will be present at the Company’s Annual Meeting. They will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of KPMG LLP as the independent registered public accounting firm of the Company for fiscal year 2021.

ITEM 3—APPROVAL OF EXTENSION OF THE 2015 NON-EMPLOYEE
DIRECTORS RESTRICTED STOCK UNIT PLAN

We are asking our shareholders to approve an extension of the 2015 Non-Employee Directors Restricted Stock Unit Plan, originally effective September 1, 2015 (the “Plan”), for an additional five years. If approved by shareholders, the Plan, which is currently scheduled to expire on August 31, 2020, would remain in effect until August 31, 2025, unless sooner terminated by our Board.

The purpose of the Plan is to attract and retain experienced and qualified non-employee directors to serve on our Board and align their interests with those of our shareholders.

We are not seeking an increase in the number of shares reserved for issuance under the Plan. Of the 100,000 shares of our common stock reserved for issuance under the Plan, approximately 23,700 shares have been issued or are subject to currently outstanding awards, and approximately 76,300 shares remain available for issuance in the future. In addition to extending the term of the Plan, the proposed amendment would define a “change in control” for purposes of the Plan in accordance with the definition set forth in our 2016 Employee Stock Incentive Plan.

The Plan reflects the following corporate-governance related features:

•	The total grant date value of all awards received by an individual director for any given fiscal year may not exceed $200,000.

•	The share reserve is fixed and does not include an “evergreen” share-increase feature.

•	Dividends or dividend equivalents with respect to restricted stock unit awards are payable only to the extent the underlying award becomes vested.

•	Awards may vest on a change in control only upon the actual occurrence of such change in control.

•	The independent Compensation Committee administers the Plan. Management members of our Board may not participate in consideration of awards to non-management directors.

•
Shareholder approval is required for any amendments to the Plan that would increase the total number of shares reserved for issuance, expand the class of eligible participants, or otherwise materially amend the Plan.

The Plan, as amended as proposed herein, is set forth in Appendix A. The following summary of the Plan is qualified in its entirety by reference to the Plan.

Administration

The Plan is administered by the compensation committee of our Board or any subcommittee thereof (the “Committee”). Subject to limits specified in the Plan, the Committee generally has the authority to select award recipients and determine the amounts and other terms and conditions of awards. The Committee may authorize any one or more of its members or any of our officers to execute and deliver documents on its behalf.

Eligibility

Each member of our Board who is not one of our employees or an employee of any of our subsidiaries is eligible to participate in the Plan. As of June 18, 2020, there are six non-employee directors who are eligible to participate in the Plan.

Authorized Shares

There are 100,000 shares of our common stock reserved for issuance under the Plan, subject to adjustment in the event of any stock dividend, stock split, recapitalization, combination of shares, or other similar change affecting our common stock.

Restricted Stock Unit (RSU) Awards

RSUs are the only type of award that may be granted under the Plan. An RSU is the right to receive the fair market value of a share of our common stock in the future. All RSUs are subject to conditions (including vesting conditions) set by the Committee. RSUs may be paid in cash, shares of our common stock, or any combination thereof, as provided in the award agreement. RSUs do not convey rights as a shareholder, but the Committee may in its discretion give a director the right to receive dividend equivalents with respect to an RSU award. Unless the Committee provides otherwise, any dividend equivalents will be paid only if the underlying RSUs become vested.

Adjustments

In the event we area a party to a consolidation or a merger in which we are not the surviving corporation, a transaction that results in our acquisition by a single person or group, or a sale or transfer of substantially all of our assets, then the Committee may take any actions with respect to the Plan and to outstanding awards under the Plan as it deems appropriate.

Transferability

Unless otherwise determined by the Committee, awards granted under the Plan are not transferable except by will or the laws of descent and distribution.

Amendment and Termination of the Plan

Our Board may amend, revise, suspend, or terminate the Plan at any time in its discretion, provided that no amendment to the Plan may increase the authorized share reserve, expand the class of eligible participants or otherwise materially amend the Plan without shareholder approval. The Plan, amended as proposed herein, will terminate automatically on August 31, 2025, unless earlier terminated by our Board.

Federal Income Tax Consequences

The following discussion summarizes the material federal income tax consequences to us and to participants of awards under the Plan. It is based on federal income tax laws currently in effect. These laws are subject to change. In addition, the consequences under state, local, or foreign law may differ from the consequences under federal income tax law.

Tax Consequences of RSUs

No taxable income will result to a director upon the grant of RSUs, nor will there be any tax effect on us. Upon payment of an RSU, any cash and the fair market value as of the payment date of any of our common stock received by the director will be taxable to the director as ordinary income in an amount equal to the fair market value of the shares or the amount of cash awarded.

We will generally be entitled to a business expense deduction at the same time and in the same amount. However, under certain circumstances, accelerated vesting or payment of awards under the Plan in connection with a “change in control” might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Code. To the extent that there is an excess parachute payment, the director would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the amount of the excess parachute payment.

Income Acceleration

The timing of income recognition by a director and the timing of the our tax deduction with respect to any award are also subject to the requirements of Section 409A of the Code and the tax principles of constructive receipt and assignment of income. Awards under the Plan are generally structured to be exempt from or to comply with these requirements. However, an award that violates these requirements may result in accelerated recognition of taxable ordinary income for the director with respect to the award (as well as an accelerated deduction for us), even if the award has not been paid. In addition a violation of Section 409A of the Code may subject the director to additional income taxes equal to 20% of the amount the director is required to recognize as taxable ordinary income with respect to the award, plus an additional amount equal to the interest (at the IRS underpayment rate for individuals, plus 1%) on the underpayments that would have occurred had the amount which the director is required to recognize as taxable ordinary income with respect to the award been includible in the director’s income for the taxable year in which the award was first granted or vested, whichever is later.

New Plan Benefits

With respect to any awards that may be granted under the Plan, the award recipient and the number of shares subject to the award are all within the discretion of the Committee, and since the value of any such award depends on the Committee’s determinations as well as the fair market value of the Company’s common stock in the future, it is not possible to determine the amounts of any such awards, or the benefits payable with respect to any such awards, to any participant or classification of participants at this time. No stock options have been or will be granted to any person under the Plan.

Other Information

The proposed amendments to the Plan were adopted by our Board on May 21, 2020, subject to shareholder approval.

On June 18, 2020, the closing price of our common stock on the Nasdaq Global Select Market was $71.41 per share.

Approval

The Board of Directors unanimously recommends that shareholders vote “FOR” the extension of the Plan.

Equity Compensation Plan Information

The following table summarizes information about the Company’s equity compensation plans as of April 30, 2020:

	Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	—	—	716,027
Options	—	$—
Performance-based restricted stock units	117,687	N/A (2)
Service-based restricted stock units	79,210	N/A (2)
Equity compensation plans not approved by security holders(3)	—	—	—
Total	196,897	$—	716,027

(1)
At April 30, 2020, the Company had stock option and restricted stock unit awards outstanding under two different plans: Amended and Restated 2004 Stock Incentive Plan for Employees and 2015 Non-Employee Directors Restricted Stock Unit Plan.

(2)
Excludes exercise price for restricted stock units issued under the Amended and Restated 2004 Stock Incentive Plan for Employees and 2015 Non-Employee Directors Restricted Stock Unit Plan because they are converted into common stock on a one-for-one basis at no additional cost.

(3)	The Company does not have equity compensation plans that have not been approved by the Company's security holders.

ITEM 4 - ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) added section 14A to the Securities and Exchange Act of 1934, which requires that the Company provide its shareholders with the opportunity to vote, on a non-binding, advisory basis, to approve the compensation of the Company’s NEOs as described in this Proxy Statement under Executive Compensation beginning on page 13, including the Compensation Discussion and Analysis and the accompanying tables and narrative disclosures. This vote is commonly known as “say-on-pay.”

As described in the Compensation Discussion and Analysis, the goal of the Company’s executive compensation program is to facilitate the creation of long-term value for its shareholders by attracting and retaining superior senior management personnel, and motivate these executive officers to achieve desired Company and individual performance and to appropriately reward that performance, while aligning their interests with the long-term interests of the Company’s shareholders.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of the NEOs, as well as the Company’s executive compensation philosophy, policies and practices, all as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is non-binding on the Company, the Board of Directors and the Compensation Committee.

    This proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. To the extent there is any significant vote against NEO compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are appropriate to address the concerns of shareholders.

    Accordingly, the Company asks its shareholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

The Board of Directors unanimously recommends that shareholders vote “FOR” advisory approval of the compensation of the NEOs as described in this Proxy Statement.

OTHER BUSINESS

If any other business properly comes before the Annual Meeting, your proxy may be voted by the persons named in it in their discretion in the manner they deem proper.

At this time, management does not know of any other business that will be presented at the Annual Meeting.

PROPOSALS BY SHAREHOLDERS FOR PRESENTATION AT 2021 ANNUAL MEETING

The Company plans to hold its 2021 Annual Meeting on August 19, 2021. The Company’s bylaws provide that for business to be properly brought before an Annual Meeting by a shareholder, in addition to other applicable requirements, the shareholder must give timely written notice to the Secretary at the principal office of the Company. To submit business at the 2021 Annual Meeting, the notice must be received no later than April 22, 2021. The shareholder’s notice must include:

•	the name and address of the shareholder, as they appear on the Company’s stock transfer books;
•	the class and number of shares of stock of the Company beneficially owned by the shareholder;
•
a representation that the shareholder is a shareholder of record at the time the notice is given and intends to appear in person or by proxy at the meeting to present the business specified in the notice;

•	a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented and the reasons for wanting to conduct such business; and
•	any interest that the shareholder may have in such business.

The chairman of the 2021 Annual Meeting may dismiss any business that a shareholder attempts to bring before the meeting without complying with these procedures.

If the Company does not receive notice at its principal offices on or before April 22, 2021 of a shareholder proposal for consideration at the 2021 Annual Meeting, the proxies named by the Company’s Board of Directors with respect to that meeting shall have discretionary voting authority with respect to that proposal.

The procedures for nominating a person for election as a director at the 2021 Annual Meeting are discussed under “Procedures for Shareholder Nominations of Directors” on page 13.

A proposal that any shareholder desires to have included in the Company’s proxy statement of the 2021 Annual Meeting of shareholders must comply with the SEC’s rules regarding shareholder proposals and be received by the Company no later than March 9, 2021. The notice requirements for bringing business before the 2021 Annual Meeting will be deemed satisfied by a shareholder if the shareholder complies with the SEC’s rules regarding shareholder proposals and that shareholder’s proposal is included in the Company’s proxy statement for the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON AUGUST 20, 2020

The Notice of Annual Meeting of Shareholders, this Proxy Statement and the related form of Proxy and the Annual Report to Shareholders may be accessed on the SEC Reports page of the Company’s website at: http://investors.americanwoodmark.com/sec.

By Order of the Board of Directors

M. Scott Culbreth
Secretary

July 7, 2020

Exhibit A

AMERICAN WOODMARK CORPORATION
2015 NON-EMPLOYEE DIRECTORS RESTRICTED STOCK UNIT PLAN

Amended and Restated Effective September 1, 2020

1. Purpose. The purpose of this 2015 Non-Employee Directors Restricted Stock Unit Plan (the “Plan”) of American Woodmark Corporation (the “Company”) is to promote long-term shareholder value and to provide non-employee members of the Board of Directors of the Company (the “Board”) with an incentive to continue as directors of the Company. The Plan is intended to conform to the provisions of Rule 16b-3 of the Securities Exchange Act of 1934.

2. Administration.

(a) General Powers. Except for those powers expressly reserved by the Board, the Plan shall be administered by the Compensation Committee of the Board or any subcommittee thereof appointed by the Board to administer the Plan (the “Committee”); provided, however, that any such Committee shall be comprised of two or more directors of the Board, each of whom shall qualify as an “outside director” for purposes of Rule 16b-3 of the Exchange Act. Any powers to administer the Plan expressly reserved by the Board shall be exercised only by those members of the Board who are not employees of the Company or any subsidiary of the Company.

(b) Types of Awards. Only grants of restricted stock units (“RSUs”) will be made under the Plan. Grants of RSUs shall be as described in Section 5.

(c) Specific Powers. The Committee shall have all powers vested in it by the terms of the Plan, including, without limitation, the authority (within the limitations described herein) to prescribe the form of the agreement embodying awards under the Plan, to construe the Plan, to determine all questions arising under the Plan, to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable, and to establish and verify the extent of satisfaction of any conditions to vesting of RSUs. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may act only by a majority of its members, except that members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for anything done or omitted to be done by him or her or any other member of the Committee in connection with the Plan, except for such member’s own willful misconduct or as expressly provided by statute.

(d) Amendments of Outstanding Awards. The Committee shall have the power and authority to amend outstanding awards under the Plan (within the limitations described in the Plan); provided, however, that, except as otherwise provided in the Plan, any such amendment that would reduce the amount of any outstanding award or adversely change the terms or conditions thereof shall require the award holder’s consent. Notwithstanding the foregoing, the Committee may unilaterally amend awards, without an award holder’s consent, as it deems appropriate to ensure compliance with applicable federal or state securities laws and to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), and applicable regulations or other generally applicable guidance thereunder.

3. Eligibility. Each individual who is not an employee of the Company or any subsidiary of the Company and who is a member of the Board shall be eligible to participate in this Plan.

4. Stock Subject to the Plan. Subject to adjustment as provided in Section VIII, the maximum number of shares of the Company’s common stock (“Shares”) that may be issued upon payment of RSUs granted pursuant to the Plan shall be 100,000. Notwithstanding the previous sentence or any other provision of the Plan to the contrary, no individual director will receive an award or awards for any given fiscal year with an aggregate grant date value in excess of $200,000.

Shares that have not been issued under the Plan allocable to RSUs that lapse or forfeit may again be subject to a new award under the Plan. Awards under the Plan that may only be settled in cash shall not reduce the number of Shares available for awards under the Plan.

5. Restricted Stock Unit Awards.

(a) Grant.

(i) Subject to the limit in Section IV, the Committee may make grants of RSUs to directors. Whenever the Committee deems it appropriate to grant RSUs, notice shall be given to the director stating the number of RSUs granted and the terms and conditions to which the RSUs are subject. This notice, when duly accepted in writing by the director, shall become the award agreement between the Company and the director.

(ii) RSUs may be payable in Shares or in cash or in any combination thereof, or the Committee may reserve the right in the award agreement to determine the medium of payment at the time of payment. A cash payment of a RSU shall be equal to the Fair Market Value of a Share as of the date of payment. Delivery of Shares in payment of RSUs may be subject to additional conditions established in the award agreement.

(b) Terms and Conditions. The Committee shall establish as to each award of RSUs the terms and conditions upon which the RSUs shall vest and be paid. Such terms and conditions may include, without limitation, accelerated vesting as a result of the disability, death, or retirement of the director or the actual occurrence of a Change of Control of the Company. For this purpose, “Change of Control” shall have the same meaning as in the Company’s 2016 Employee Stock Incentive Plan, as amended from time to time.

(c) Non-transferability. A director’s rights under a RSU award may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or otherwise disposed of, other than by will or the laws of descent and distribution.

(d) Shareholders Rights. A director shall not have any of the rights of a shareholder with respect to an award of RSUs unless and until Shares are issued to the director pursuant to such award and all requirements with respect to the issuance of such Shares have been satisfied.

(e) Dividend Equivalent. The Committee may, in its discretion, provide that a director shall be entitled to receive dividend equivalents on outstanding RSUs. Unless otherwise provided in the RSU award agreement, dividend equivalents shall be credited to the director as additional RSUs, subject to the same restrictions as the RSUs with respect to which the dividend equivalents are paid. The number of additional RSUs credited with respect to dividend equivalents for dividends or other distributions that are paid in cash shall be determined by dividing the aggregate cash value of the dividend equivalents by the Fair Market Value of a share on the dividend payment date.

6. Termination. The Plan shall terminate upon the earlier of:

(a) The adoption of a resolution of the Board terminating the Plan; or

(b) August 31, 2025. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any individual under any award previously granted under the Plan, without his or her consent.

7. No Right to Continue as a Director. In no event shall the Plan, any director’s participation in the Plan, any director’s receipt of an award under the Plan or any other action taken under the Plan constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain any individual as a director for any period of time.

8. Changes in Capital Structure; Corporate Events.

(a) Changes in Capital Structure. In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure or capitalization affecting the Shares, the number of Shares that may be issued under the Plan, and the number of Shares subject to any outstanding RSU award, shall be adjusted automatically so that the proportionate interest of the director shall be maintained as before the occurrence of such event.

(b) Corporate Events. In the event the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation (or a reverse merger in which the Company is the surviving corporation, but in which the Shares outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise), a transaction that results in the acquisition of a majority of the outstanding Shares by a single person or group, or a sale or transfer of substantially all of the Company’s assets occurs (in any such case, a “Corporate Event”), then the Committee may take any actions with respect to outstanding awards as it deems appropriate, consistent with applicable provisions of the Code and any applicable federal or state securities laws. The Committee may take the foregoing actions without the consent of any Plan participant, and its determination shall be conclusive and binding on all persons and for all purposes.

9. Effective Date of the Plan. Subject to its adoption by the shareholders of the Company, the Plan, as amended and restated herein, shall be effective as of September 1, 2020.

10. Amendment of the Plan. The Board may suspend or discontinue the Plan or revise or amend the Plan in any respect; provided, however, that without approval of the shareholders of the Company, no revision or amendment shall increase the number of Shares subject to the Plan (except as provided in Section VIII), expand the class of persons eligible to participate in the Plan or otherwise materially amend the Plan within the meaning of applicable NASDAQ rules.

11. Notice. Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and delivered personally or mailed first class, postage prepaid, to the Company at its principal business address.

12. Miscellaneous Provisions.

(a) Delivery of Shares. The Company shall not be required to issue or deliver any certificate for Shares upon settlement of any RSU before (i) the admission of such Shares to listing on any stock exchange or other listing system on which the Company’s common stock may then be listed, (ii) receipt of any required registration or other qualification of such Shares under any state or federal law or regulation that the Company’s counsel may determine is necessary or advisable, and (iii) the Company shall have been advised by counsel that all applicable legal requirements have been complied with.

(b) Ratification. By accepting any RSU or other benefit under the Plan, each director and each individual claiming under or through such director shall be conclusively deemed to have given his or her acceptance and ratification of, and consent to, any action taken by the Company or the Committee.

(c) Code Section 409A. The Plan and all awards granted under the Plan are intended to comply in all respects with all applicable requirements of Sections 409A(a)(2) through (4) of the Code and all regulations issued thereunder, and shall be interpreted for all purposes in accordance with this intent.

(d) Governing Law. The Plan shall be governed and construed in accordance with the laws of the Commonwealth of Virginia (without regard to the conflict of law principles of any jurisdiction).

AMERICAN WOODMARK VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, and FOR Proposals 2, 3 and 4.

Nominee	For	Against	Abstain
01 - Andrew B. Cogan	☐	☐	☐
02 - James G. Davis, Jr.	☐	☐	☐
03 - S. Cary Dunston	☐	☐	☐
04 - Martha M. Hayes	☐	☐	☐
05 - Daniel T. Hendrix	☐	☐	☐
06 - Carol B. Moerdyk	☐	☐	☐
07 - Vance W. Tang	☐	☐	☐

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03A7GC

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — AMERICAN WOODMARK CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 20, 2020, AT 9:00 A.M., AT AMERICAN WOODMARK CORPORATION, 561 SHADY ELM ROAD, WINCHESTER, VIRGINIA.

The undersigned hereby appoints Martha M. Hayes and James G. Davis, Jr. (each with power to act alone and with power of substitution) as proxies, and hereby authorizes them to represent and vote, as directed on the reverse side, all the shares of Common Stock of American Woodmark Corporation held of record by the undersigned on June 19, 2020, at the Annual Meeting of shareholders to be held on August 20, 2020, at 9:00 a.m., at American Woodmark Corporation, 561 Shady Elm Road, Winchester, Virginia, and any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4, and in the proxies' discretion on any other matters coming before the meeting.

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐